Exhibit 25.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    Securities Act of 1933 File No: 333-41292

    (If application to determine eligibility of trustee for delayed offering pursuant to Section 305(b)i2))

                              GENERAL INSTRUCTIONS

A. Rule as to the Use of Form T 1.

   Form T-1 shall be used for statements of eligibility of corporations designated to act as trustees under trust indentures to be qualified pursuant to Sections 305 or 307 of the Trust Indenture Act of 1939. Form T-1 also shall be used for statements of eligibility of foreign trustees under trust indentures to be qualified pursuant to Sections 305 or 307, where a prior order has been issued pursuant to Section 310(a)(1) or 304(d), or the Commission has promulgated a rule under such sections permitting the trustee to act as a sole trustee under the indenture to be qualified. Finally, Form T-2 shall be used for applications to determine the eligibility of a trustee pursuant to Section 305(b)(2) of the Act.

B. Obligations Deemed to be in Default.

   Item 13 requires disclosure of defaults of the obligor on securities issued under indentures under which the applicant is trustee.

   If the obligor is not in default, the applicant is required to provide responses to Items 1, 2, and 16 of Form T-1. In addition, Item 15 would be applicable to foreign trustees. If the obligor is in default, the applicant must respond to all of the items in the Form T-1.

   An obligor shall be deemed to be in default upon the occurrence of acts or conditions as defined in the indenture, but exclusive of any period of grace or requirement of notice.

C. Application of General Rules and Regulations.

   The General Rules and Regulations under the Trust Indenture Act of 1939 are applicable to statements of eligibility on this form. Attention is particularly directed to Rules 0-1 and 0-2 as to the meaning of terms used in the rules and regulations. Attention is also directed to Rule 5a-3 regarding the filing of statements of eligibility and qualification and to Rule 7 a-16 regarding the inclusion of items, the differentiation between items and answers, and the omission of instructions.

D. Scope of Items and Instructions.

   The items and instructions require information only as to the trustee, unless the context clearly shows otherwise.

E. Calculation of Percentages of Securities.

   The percentages of securities required by this form are to be calculated in accordance with the provisions of Rule 10b-1.

F. Items Relating to Underwriters.

   Wherever any item of the form requires information with respect to an underwriter for the obligor, the information is to be given as to every person who, within one year prior to the date of filing the statement of eligibility and qualification, acted as an underwriter of any security of the obligor outstanding on the date of filing the statement and as to every proposed principal underwriter of the securities proposed to be offered. The term "principal underwriter" means an underwriter in privity of contract with the issuer of the securities as to which he is an underwriter.

G. Coordination with Delayed Offering Registration Statement.

   When the Form T-1 is used for applications to determine the eligibility of a trustee pursuant to Section 305(6)(2), the following provisions shall apply:

   1. The file number under the Securities Act of 1933 for the delayed offering registration statements to which the application applies shall be placed in the upper right hand corner of the cover page of the Form T-1.

   2. The description of the indenture securities included under "Title of Securities" should specify whether the application relates to a single tranche or to all of the securities registered pursuant to the delayed offering registration statement

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(6)(2) C [ ]

 SunTrust Bank
(Exact name of trustee as specified in its charter)
--------------------------------------------------------------------------------
State of Georgia                                              75-2740870
--------------------------------------------------------------------------------
(Jurisdiction of incorporation or organization             (I.R.S. Employer
if not a U.S. national bank)                              Identification No.)

225 East Robinson Street, Orlando, Florida                       32801
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip code)

SunTrust Bank, 200 South Orange Avenue, Orlando, Florida 32801, Attention:
Corporate Trust Department, (407) 237-4141
--------------------------------------------------------------------------------
(Name, address and telephone number of agent for service)

Windsor Woodmont Black Hawk Resort Corporation
--------------------------------------------------------------------------------
(Exact name of obligor as specified in its charter)

Colorado                                                         75-2740870
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation                 (I.R.S. Employer
 or organization)                                            Identification No.)

12160 North Abrams Road, Suite 516, Dallas, Texas                  75243
--------------------------------------------------------------------------------
(address of principal executive offices)                        (Zip code)

13% First Mortgage Notes Series B Due 2005 of Windsor Woodmont Black Hawk Resort Corporation
--------------------------------------------------------------------------------
(Title of the indenture securities)

Item 1.  General information.
         Furnish the following information as to the trustee --

         (a) Name and address of each examining or supervising authority to which it is subject.
            Secretary of State of Georgia
            Department of Banking and Finance
            Atlanta, Fulton County, Georgia

         (b) Whether it is authorized to exercise corporate trust powers. Yes, authorized to exercise corporate trust powers.

Item 2.  Affiliations with the obligor.
         If the obligor is an affiliate of the trustee, describe each such affiliation. None

Instructions.

1. The term "affiliate" is defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is also directed to Rule 7a-26.

2. Include the name of each such affiliate and the names of all intermediary affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee: As of September 12, 2000 (Insert date within 31 days).

       --------------                                  ------------------
           Col. A                                            Col. B
       Title of Class                                  Amount Outstanding
       --------------                                  ------------------
       Common Stock                                       299,063,737
       --------------                                  ------------------
Instruction. The term "voting security" is defined in Section 303(16) of the Act.

Item 4.  Trusteeships under other indentures.
         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture. None

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture. N/A

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection. None

Instructions.

1. Notwithstanding General Instruction F, the term "underwriter" as used in this item does not refer to any person who is not currently engaged in the business of underwriting.

2. The terms "employee," "appointee," and "representative," as used in this item, do not include connections in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity or connections in the capacity of trustee, whether under an indenture or otherwise.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor: None
         As of September 12, 2000 (Insert date within 31 days).

Instructions.
1. Names of persons who do not own beneficially any of the securities specified may be omitted.

2. No information need be given in any case where the amount of voting securities of the trustee, owned beneficially by the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

-------------       --------------     ------------    -------------------------
   Col A.               Col. B            Col. C              Col. D
                                                         Percentage of Voting
                                       Amount Owned    Securities Represented by
Name of Owner       Title of Class     Beneficially      Amount Given in Col. C.
-------------       --------------     ------------    -------------------------

Item 7. Voting securities of the trustee owned by underwriters or their officials.
         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

         As of September 12, 2000 (Insert date within 31 days). None

Instructions.

1.       Instruction 1 to Item 6 shall be applicable to this item.

2. The name of each director, partner, or executive officer required to be given in Column A shall be set forth under the name of the underwriter of which he is a director, partner, or executive officer.

3. No information need be given in any case where the amount of voting securities of the trustee owned beneficially by an underwriter and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

-------------       --------------     ------------    -------------------------
    Col A.              Col. B            Col. C                Col. D
                                                          Percentage of Voting
                                       Amount Owned    Securities Represented by
Name of Owner       Title of Class     Beneficially      Amount Given in Col. C.
-------------       --------------     ------------    -------------------------

Item 8.  Securities of the obligor owned or held by the trustee.
         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee: None
         As of September 12, 2000 (Insert date within 31 days).

 Instructions.

1. As used in this item, the term "securities" includes only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness.

2. For the purposes of this item the trustee shall not be deemed the owner or holder of (a) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default, or (b) any security which it holds as collateral security under the indenture to be qualified, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

3. No information need be furnished under this item as to holdings by the trustee of securities already issued under the indenture to be qualified or securities issued under any other indenture under which the trustee is also trustee.

4. No information need be given with respect to any class of securities where the amount of securities of the class which the trustee owns beneficially or holds as collateral security for obligations in default does not exceed 1 percent of the outstanding securities of the class.

--------------     ----------------------   ----------------------     -------------------
   Col A.                 Col. B                    Col. C                   Col. D
                                                 Amount Owned          Percentage of Class
                   Whether the Securities   Beneficially or Held as       Represented by
                        are Voting or       Collateral Security for        Amount Given
Title of Class      Nonvoting Securities    Obligations in Default          in Col. C.
--------------     ----------------------   ----------------------     -------------------

Item 9.  Securities of underwriters owned or held by the trustee.
         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
         As of September 12, 2000 (Insert date within 31 days) None


------------------     ------------------      -----------------------     ---------------------
      Col A.                Col. B                     Col. C                    Col. D
                                                    Amount Owned
                                               Beneficially or Held as
                                               Collateral Security for      Percentage of Class
  Title of Issuer                              Obligations in Default      Represented by Amount
and Title of Class     Amount Outstanding          by Trustee                 Given in Col. C.
------------------     ------------------      -----------------------     ---------------------

Instruction. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
         As of September 12, 2000 (Insert date within 31 days). None

   ------------------       ------------------      -----------------------      ---------------------
         Col A.                   Col. B                   Col. C                      Col. D
                                                         Amount Owned
                                                    Beneficially or Held as
                                                    Collateral Security for       Percentage of Class
     Title of Issuer                                Obligations in Default       Represented by Amount
   and Title of Class       Amount Outstanding             by Trustee               Given in Col. C.
   ------------------       ------------------      -----------------------      ---------------------

Instruction. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         As of September 12, 2000 (Insert date within 31 days) None


   ------------------       ------------------      ------------------------     ---------------------
         Col A.                   Col. B                   Col. C                      Col. D
                                                         Amount Owned
                                                    Beneficially or Held as
                                                    Collateral Security for       Percentage of Class
     Title of Issuer                                Obligations in Default       Represented by Amount
   and Title of Class       Amount Outstanding            by Trustee               Given in Col. C.
   ------------------       ------------------      ------------------------     ---------------------

Instruction. Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Item l2. Indebtedness of the Obligor to the Trustee.
         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
         As of September 12, 2000 (Insert date within 31 days). None




          Col. A                         Col. B                     Col. C
   Nature of Indebtedness          Amount Outstanding              Date Due
   ----------------------          ------------------            ----------

Instructions.

1. No information need be provided as to: (a) the ownership of securities issued under any indenture, or any security or securities having a maturity of more than one year at the time of acquisition by the indenture trustee; (b) disbursements made in the ordinary course of business in the capacity of trustee of an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; (c) indebtedness created as a result of services rendered or premises rented; or indebtedness created as a result of goods or securities sold in a cash transaction; (d) the ownership of stock or of other securities of a corporation organized under Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the indenture securities; or (e) the ownership of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper.

2. Information should be given as to the general type of indebtedness, such as lines of credit, commercial paper, long-term notes, mortgages, etc.

Item 13. Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default. None.
         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default. None

Item l4. Affiliations with the Underwriters.
         If any underwriter is an affiliate of the trustee, describe each such affiliation. None

Instructions.

1. The term "affiliate" as defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is directed to Rule 7a-26.

2. Include the name of each such affiliate and the names of all intermediate affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Item 15. Foreign Trustee.
         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Item 16. List of exhibits.
         List below all exhibits filed as a part of this statement of eligibility.

Instructions. Subject to Rule 7a-29 permitting incorporation of exhibits by reference, the following exhibits are to be filed as a part of the statement of eligibility of the trustee. Such exhibits shall be appropriately lettered or numbered for convenient reference. Exhibits incorporated by reference may be referred to by the designation given in the previous filing. Where exhibits are incorporated by reference, the reference shall be made in the list of exhibits called for under Item 16. If the certificate of authority to commence business (Exhibit 21 and/or the certificate to exercise corporate trust powers ( Exhibit
3) is contained in another exhibit, a statement to that effect shall be made, identifying the exhibit in which such certificates are included. If an applicable exhibit is not in English, a translation in English shall also be filed. In response to Exhibit 7 , foreign trustees shall provide financial information sufficient to provide the information required by Section 310(a)(2) of the Act.

1.       A copy of the articles of association of the trustee as now in effect.
2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.
4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
5. A copy of each indenture referred to in Item 4, if the obligor is in default.
6.       The consents of United States institutional trustees required by
         Section 321(6) of the Act.
7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
9. Foreign trustees are required to furnish a consent to service of process (see Rule 10a-4 under the Act).

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a Georgia State Banking Corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Tampa, and State of Florida, on this ____ day of September, 2000.

                                            SUNTRUST BANK (Trustee)




                                            By: /s/  Deborah L. Moreyra
                                                --------------------------------
                                            Name: Deborah L. Moreyra
                                            Title: Vice President


Instruction. The name of each person signing the statement of eligibility shall be typed or printed beneath the signature.

                                   EXHIBIT 1
                                   ---------

                            ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION OF
                                  SUNTRUST BANK

     Pursuant to the Financial Institutions Code of Georgia, SunTrust Bank, a Georgia banking corporation (the "Bank"), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

                                       1.

     The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

                                       2.

     The Bank's main office is located at One Park Place, N.E., Atlanta, Fulton County, Georgia, 30302.

                                       3.

     By a written consent and waiver of notice dated August 8, 2000, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only one class of stock authorized, issued and outstanding.

                                       4.

     The Articles of Incorporation of the Bank shall be amended by changing the address of the main office in Article IV, authorizing the issuance of preferred stock in Article VI, and by restating in their entirety the Articles of Incorporation, as heretofore amended, and substituting therefor in-all respects,-the Restated Articles of Incorporation as follows:

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF

                                  SUNTRUST BANK

                                    Article I

     The name of the bank is SunTrust Bank (the "Bank").

                                   Article II

     The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

                                   Article III

     The Bank shall have perpetual duration.

                                   Article IV

     The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia, and the Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the main office of the Bank is 303 Peachtree Street, N.E., Atlanta, Fulton County, Georgia 30308.

                                    Article V

     The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

                                   Article VI

     Section 6.01. The aggregate number of common shares which the Bank has authority to issue is 4,750,000, all of which are of one class only, each such share having a par value of $5.00 (the "Common Stock"). The Bank shall also have authority to issue 15,000 shares of preferred stock, par value $1,000 per share (the "Preferred Stock").

     Section 6.02. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series A Non-Cumulative Preferred Stock, consisting of 1,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series A Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

          Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 31, 2001 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the initial Series A Dividend Payment Date (and any dividend payable for a period less than a full semiannual period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the Series A Preferred Stock on the initial Series A Dividend Payment Date shall include any accumulated and unpaid dividends on the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

               (iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

               (iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

               (v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below), nor shall any shares of any Series A Junior Securities or any Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series A Preferred Stock for the related Series A Dividend Period shall not have been declared and paid, when due, for the two consecutive Series A Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

               (B) When dividends for any dividend period are not paid in full. as provided in clause (A) above, on the shares of the Series A Preferred Stock or and Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Stock and any Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such Series A Parity Securities for the corresponding dividend period bear to each other.

          (e) Liquidation Preference.
              -----------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series A Dividend Period, to which holders of Series A Preferred Stock are entitled, holders of Series A Preferred Stock will have no right or claim to any remaining assets of the Bank.

               (ii) For the purpose of this Section 6.02(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

          (f) Redemption. The Series A Preferred Stock is not redeemable prior to March 31, 2021. On or after such date, the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but only with the prior written approval of the Federal Reserve and, if such approval is then required under any applicable law, rule, guideline or policy, with the prior written approval of the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the "Series A Redemption Price"). Any date of such redemption is referred to as the "Series A Redemption Date." If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

          (g) Procedure for Redemption.
              -------------------------

               (i) Upon redemption of the Series A Preferred Stock pursuant to
          Section 6.02(f) hereof, notice of such redemption (a "Series A Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (D) the CUSIP number of the shares being redeemed.

               (ii) If a Series A Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the Bank shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time. from the Transfer Agent the interest, if any, earned on such moneys deposited with it. and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Rede Option Price for its shares within six months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

               (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series A Redemption Date.

               (iv) Except as otherwise expressly set forth in this Section 6.02(g). nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

               (v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the Bank shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

          (h) Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

          (i) Voting Rights. Holders of Series A Preferred Stock will not have any voting rights, except as otherwise from time to time required by law and except as follows:

               (i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, shall be required for the Bank: (A) to amend, alter or repeal any of the provisions of these Restated Articles of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to materially and adversely affect them, except as permitted in Section 6.02(j)(i)(A);
          (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except as permitted in Section 6.02(j)(i)(B); (C) to dissolve, liquidate or wind up the affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series A Senior Securities or any Series A Parity Securities unless, for purposes of this clause (D) only, the

          Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

               (ii) If at any time dividends on the Series A Preferred Stock or any Series A Parity Securities shall not have been declared and paid in an amount equal to three semiannual dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank's bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least two consecutive Series A Dividend Periods have been fully paid or set apart for full payment on the outstanding Series A Preferred Stock and any Series A Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this
          Section 6.02(i)(ii) shall cease and such directors shall no longer serve on the Board of Directors of the Bank. subject to renewal from time to time in the event of each and every subsequent default in the aggregate amount equivalent of three full semiannual dividends.

               During any period when the holders of the Series A Preferred Stock and any Series A Parity Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights shall continue in office until their successors shall have been elected or until termination of the right of the holders of the Series A Preferred Stock and any Series A Parity Securities to vote as a class for directors. For purposes of the foregoing, the holders of the Series A Preferred Stock and any Series A Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

               (iii) With respect to any right of the holders of shares of Series A Preferred Stock to vote on any matter, whether such right is created by this Section 6.02(i), by applicable law or otherwise, no holder of any share of Series A Preferred Stock shall be entitled to vote, and no share of Series A Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such shares are irrevocably deposited with the Transfer Agent and a Series A Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series A Preferred Stock.

          (j) Covenants. So long as any shares of Series A Preferred Stock are outstanding. the Bank covenants and agrees with and for the benefit of the holders of shares of Series A Preferred Stock that:

               (i) the Bank shall not, without the affirmative vote or consent of holders of two-thirds of the number of shares of Series A Preferred stock then outstanding, voting as a separate class:

               (A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series A Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank; or

               (B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or of a state of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series A Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series A Preferred Stock, (d) after giving effect to such merger, consolidation, reclassification or share exchange. no default. or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation. shall have occurred and be continuing, and (e) the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding; provided that, for purposes of this subsection (B)(2), the Bank shall have delivered to the Transfer Agent and caused to be mailed to each holder of record of Series A Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

               (ii) the Bank will not issue additional shares of Series A Senior Securities or Series A Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

     Section 6.03. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series B Non-Cumulative Preferred Stock, consisting 9,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series B Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications. limitations or restrictions:

          (a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series B Non-Cumulative Preferred Stock ("Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be 9,000. The liquidation preference of the Series B Preferred Stock shall be $100,000 per share ("Series B Liquidation Value").

          (b) Maturitv. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

          (c) Rank. The Series B Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank
     (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank. or which do not specify their rank (collectively with the Common Stock, the "Series B Junior Securities"); (ii) on a parity with the Series A Preferred Stock and each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series A Preferred Stock, the "Series B Parity Securities"); and
     (iii) junior to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively, the "Series B Senior Securities"), provided that any such Series B Senior Securities or Series B Parity Securities issued after the date hereof that are not approved by the holders of Series B Preferred Stock as required by Section 6.03(i)(i)(D) hereof shall be deemed to be Series B Junior Securities and not Series B Senior Securities or Series B Parity Securities, as the case may be.

          (d) Dividends. Dividends are payable on the Series B Preferred Stock as follows:

               (i) The holders of shares of the Series B Preferred Stock in preference to the Series B Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash in an amount determined by applying the annual rate of LIBOR plus 200 basis points to the Series B Liquidation Value (the "Series B Dividend Rate").

               (ii) Dividends on the Series B Preferred Stock shall be non-cumulative. Dividends not paid on any Series B Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series B Dividend Period to but excluding the immediately succeeding Series B Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series B Dividend Payment Date of each year with respect to the Series B Dividend Period ending on the day immediately prior to such Series B Dividend Payment Date at the Series B Dividend Rate per share to holders of record at the close of business on the applicable Record Date, commencing on the Exchange Date with respect to any shares of Series B Preferred Stock issued prior to that Series B Dividend Payment Date; provided that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date (and any dividend payable for a period less than a full quarterly period) shall be prorated for the period and computed on the basis of a 360-day year and the actual number of days in such Series B Dividend Period; and provided, further, that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date shall include any accumulated and unpaid dividends on the Series C Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series B Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series B Preferred Stock shall be paid only in cash.

               (iii) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

               (iv) Holders of shares of Series B Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B Preferred Stock that may be in arrears.

               (v) (A) So long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series B Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series B Junior Securities and other than as provided in clause (B) below), nor shall any shares of any Series B Junior Securities or any Series B Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series B Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series A Preferred Stock for the related Series B Dividend Period shall not have been declared and paid, when due, for the two consecutive Series B Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.


               (B) When dividends for any dividend period are not paid in full. as provided in clause (A) above, on the shares of the Series B Preferred Stock or and Series B Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series B Preferred Stock and any Series B Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series B Preferred Stock for such Series B Dividend Period and such Series B Parity Securities for the corresponding dividend period bear to each other.

          (e) Liquidation Preference.
              -----------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series B Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series B Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series B Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Series B Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Series B Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series B Dividend Period, to which holders of Series A Preferred Stock are entitled, holders of Series A Preferred Stock will have no right or claim to any remaining assets of the Bank. Preferred

          Stock are entitled, holders of Series B Preferred Stock; will have no right or claim to any remaining assets of the Bank.

               (ii) For the purpose of this Section 6.03(e), neither the voluntary sale. conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank. nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank. unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

          (f) Redemption. The Series B Preferred Stock is not redeemable prior to March 31, 201 1. On March 31, 201 1 and on each Series B Dividend Payment Date thereafter, the Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but with the prior written approval of the Federal Reserve and, if approval is then required under any applicable law, rule, guideline or policy, the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series B Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series B Dividend Payment Date (the "Series B Redemption Price"). Any date of such redemption is referred to as the "Series B Redemption Date." If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

          (g) Procedure for Redemption.
              -------------------------

               (i) Upon redemption of the Series B Preferred Stock pursuant to
          Section 6.03(f) hereof, notice of such redemption (a "Series B Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series B Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series B Redemption Date; (B) the Series B Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (D) the CUSIP number of the shares being redeemed.

               (ii) If a Series B Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series B Preferred Stock as to which a Series B Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series B Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series B

          Redemption Date (unless the Bank shall default in making payment of the Series B Redemption Price), all rights of the holders thereof as stockholders of the Ban}; by reason of the ownership of such shares (except their right to receive the Series B Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest. if any earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series B Preferred Stock so called for redemption shall not claim the Series B Redemption Price for its shares within six months after the related Series B Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

               (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series B Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series B Redemption Price for the shares to be redeemed on the Series B Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series B Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series B Redemption Date.

               (iv) Except as otherwise expressly set forth in this Section 6.03(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series B Preferred Stock at any price, whether higher or lower than the Series B Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

               (v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series B Preferred Stock on any Series B Redemption Date, the Bank shall redeem on the Series B Redemption Date only the number of shares of Series B Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series B Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

          (h) Reacquired Shares. Shares of the Series B Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series B Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

          (i) Voting Rights. Holders of Series B Preferred Stock will not have any voting rights. except as otherwise from time to time required by law and except as follows:

               (i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class, shall be required for the Bank: (A) to amend. alter or repeal any of the provisions of these Restated Articles of incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to materially and adversely affect them, except as permitted in Section 6.03(i)(i)(A);
          (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except as permitted in Section 6.03(j)(i)(B); (C) to dissolve, liquidate or wind up the affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series B Senior Securities or Series B Parity Securities, unless, for purposes of this clause (D), the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance of Series B Parity Securities will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

               (ii) If at any time dividends on the Series B Preferred Stock or any Series B Parity Securities shall not have been declared and paid in an amount equal to six quarterly dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank's bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least four consecutive Series B Dividend Periods have been fully paid or set apart for full payment on the outstanding Series B Preferred Stock and any Series B Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this Section 6.03(i)(ii) shall cease and such directors shall no longer serve on the Board of Directors of the Bank, subject to renewal from time to time upon the same terms and conditions in the event of each and every subsequent default in the aggregate amount equivalent of six full quarterly dividends.

               During any period when the holders of the Series B Preferred Stock and any Series B Parity Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights shall continue in of rice until their successors shall have been elected or until termination of the right of the holders of the Series B Preferred Stock and any Series B

          Parity Securities to vote as a class for directors. For purposes of the foregoing. the holders of the Series B Preferred Stock and any Series B Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

               (iii) With respect to any right of the holders of shares of Series B Preferred Stock to vote on any matter, whether such right is created by this Section 6.03(i), by applicable law or otherwise, no holder of any share of Series B Preferred Stock shall be entitled to vote, and no share of Series B Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such shares are irrevocably deposited with the Transfer Agent and a Series B Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series B Preferred Stock.

          (j) Covenants. So long as any shares of Series B Preferred Stock are outstanding, the Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that:

               (i) the Bank shall not, without the affirmative vote or consent of holders of two-thirds of the number of shares of Series B Preferred Stock then outstanding, voting as a separate class:

               (A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series B Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank; or

               (B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series B Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series B Preferred Stock. (d) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation, shall have occurred and be continuing, and (e) the Bank; shall have received written notice from each of the Rating Agencies. and delivered a copy of such written to the Transfer Agent. confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding; provided that, for purposes of this subsection (B)(2), the Bank shall have delivered to the Transfer Agent and caused to be mailed to each holder of record of Series B Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

               (ii) The Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that the Bank will not issue additional shares of Series B Senior Securities or Series B Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

     Section 6.04. Definitions. For the purpose of Sections 6.02 and 6.03 hereof, the following terms shall have the meanings indicated:


          "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York or Atlanta, Georgia are authorized or required by lair or executive order to close.

          "Calculation Agent" means any Person authorized by the Bank to determine the Series B Dividend Rate, which initially shall be the Bank.

          "Corporation" means SunTrust Real Estate investment Corporation' a Virginia corporation, or any successor thereto.

          "Depository Institution" has the meaning given to such term in 12 U.S.C 181 3(c)(i), or any successor thereto.

          "Determination Date" means, with respect to any Series B Dividend Period, the date that is two London Business Days prior to the first day of such Series B Dividend Period.

          "Dividend Payment Date" means, as the context requires, a Series A Dividend Payment Date or a Series B Dividend Payment Date.

          "Exchange Date" means any date on which the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation is exchanged for the Series A Preferred Stock or any date on which the Series C Non-Cumulative Exchangeable Preferred Stock;of the Corporation is exchanged for the Series B Preferred Stock

          "Federal Reserve " means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Issue Date" means, with respect to the Series A Preferred Stock, the first date on which shares of Series A Preferred Stock are issued and with respect to the Series B

          Preferred Stock, the first date on which shares of the Series B Preferred Stock are issued.

          "LIBOR" means, with respect to a Series B Dividend Period relating to a Series B Dividend Payment Date (in the following order of priority):

               (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on The related Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

               (ii) if such rate does not appear on The related Page 3750 as of 1 1:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001 %) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

               (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market of the Bank's selection to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001 %) of such quotations;

               (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks of the Bank's selection to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 1 1:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001 %) of such quotations; and

               (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the Series B Dividend Period immediately preceding such current Series B Dividend Period.

               If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be. as of 1 1:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be. by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

          "London Business Day " means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

          "Moody's" means Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

          "Officer's Certificate" means a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Bank.

          "Opinion of Counsel" means a written opinion of counsel, who may be in-house counsel for the Bank.

          "Person" means any individual, firm, Depository Institution or other entity and shall include any successor (by merger or otherwise) of such entity.

          "Rating Agencies" means Moody's (and any successor thereto), Standard & Poor's (and any successor thereto) and any other nationally recognized statistical rating organizations assigning at the Bank's request, ratings to the shares of Series A Preferred Stock or Series B Preferred Stock.

          "Record Date" means the 1 pith day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

          "Series A Dividend Payment Date" means each March 31 and September 30 of each year. "Series A Dividend Period" is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment Date; provided, however, that the initial Series A Dividend Period is the period from the Issue Date of the Series B Preferred Stock to the next succeeding Series A Dividend Payment Date.

          "Series A Dividend Rate" has the meaning set forth in Section 6.02(d)(i) hereof.

          "Series A Junior Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series A Liquidation Value" has the meaning set forth in Section 6.02(a) hereof.

          "Series A Notice of Redemption" has the meaning set forth in Section 6.02(g)(i) hereof.

          "Series A Parity Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series A Preferred Stock" has the meaning set forth in Section 6.02(a) hereof.

          "Series A Redemption Date" has the meaning set forth in Section 6.02(f) hereof.

          "Series A Redemption Price" has the meaning set forth in Section 6.02(f) hereof.

          "Series A Senior Securities" has the meaning set forth in Section 6.02(c) hereof.

          "Series B Dividend Payment Date" means each March 31, June 30, September 30 and December 31 of each year.

          "Series B. Dividend Period" is the period from a Series B Dividend Payment Date to, but excluding, the next succeeding Series B Dividend Payment Date; provided, however, that the initial Series B Dividend Period is the period from the issue Date of the Series B Preferred Stock to the next succeeding Series B Dividend Payment Date.

          "Series B Dividend Rate" has the meaning set forth in Section 6.03(d)(i) hereof

          "Series B Junior Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Series B. Liquidation Value" has the meaning set forth in Section 6.03(a) hereof.

          "Series B Notice of Redemption" has the meaning set forth in Section 6.03(g)(i) hereof.

          "Series B Parity Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Series B Preferred Stock" has the meaning set forth in Section 6.03(a) hereof.

          "Series B Redemption Date" has the meaning set forth in Section 6.03(f) hereof.

          "Series B Redemption Price" has the meaning set forth in Section 6.03(f) hereof.

          "Series B Senior Securities" has the meaning set forth in Section 6.03(c) hereof.

          "Standard & Poor's" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

          "Transfer Agent" means a bank or trust company as may be appointed from time to time by the Board of Directors of the Bank, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock and the Series B Preferred Stock.

     Section 6.05. Authority is hereby expressly granted to the Board of Directors from time to time to issue additional Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of and such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof.

                                   Article VII

     No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

                                  Article VIII

     The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

                                   Article IX

     Section 9.01. No director of the Bank shall be personally liable to the shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial institutions Code of Georgia or any successor law or laws.

     Section 9.02. Any repeal or modification of clause (a) of this Article IX by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, SunTrustBank has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 8th day of August, 2000.

                                      SUNTRUST BANK

                                      By:  /s/  L. Phillip Humann
                                        ----------------------------------
                                                L. Phillip Humann
                                                Chairman of the Board, President
                                                and Chief Executive Officer




                                      By:  /s/  John W. Spiegel
                                         ---------------------------------
                                                John W. Spiegel
                                                Executive Vice President and
                                                Chief Financial Officer





[SEAL]


Attest:  /s/  Raymond D. Fortin
       -----------------------------
              Raymond D. Fortin
              Corporate Secretary

                             SECRETARY'S CERTIFICATE

          I, Raymond D. Fortin, do hereby certify that I am the duly elected and qualified Corporate Secretary of SunTrust Bank, a Georgia banking corporation (the "Bank"), and that the attached are true and correct copies of documents filed with certain public officials.

          IN WITNESS WHEREOF, I have affixed my name as Corporate Secretary and have caused the seal of the Bank to be hereunto affixed this 6th day of September, 2000.

                                            By:  /s/  Raymond D. Fortin
                                               --------------------------
                                                      Raymond D. Fortin
                                                      Corporate Secretary


                                                              [SEAL]

  Secretary of State                        Docket Number       :  002370150
Corporations Division                       CONTROL NUMBER      :  J715952
    315 West Tower                          DATE INC/AUTH/FILED :  09/21/1891
#2 Martin Luther King, Jr. Dr.              JURISDICTION        :  GEORGIA
Atlanta, Georgia 30334-1530                 PRINT DATE          :  08/24/2000
                                            FORM NUMBER         :  215

SUNTRUST
MARGARET U. HODGSON
POB 4418 GA-ATLANTA 0643
ATLANTA, GA 30302

                                 CERTIFIED COPY

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

                                  SUNTRUST BANK
                                 A DOMESTIC BANK

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the date set forth above its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

                                            By:  /s/  Cathy Cox
                                               --------------------------------
                                                      Cathy Cox
                                                      Secretary of State


(Graphic of State of Georgia Seal Omitted)

Secretary of State                                  DOCKET NUMBER :  002370151
Corporations Division                               CONTROL NUMBER:  J715952
   315 West Tower                                   JURISDICTION  :  Georgia
#2 Martin Luther King, Jr. Dr.                      PRINT DATE    :  08/24/2000
Atlanta, Georgia 30334-1530                         FORM NUMBER   :  256


SUNTRUST
MARGARET U. HODGSON
POB  4419, GA-ATLANTA 0643
ATLANTA, GA 30302

                            CERTIFICATE OF EXISTENCE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                                  SUNTRUST BANK
                                 A DOMESTIC BANK

was duly incorporated on the above date. Said corporation is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution.

This certificate is issued under the authority of Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

This certificate applies only to filings pursuant to Title 14 of the Official Code of Georgia Annotated. Information concerning bank related filings must be certified by the Georgia Department of Banking and Finance.


                                            By:  /s/  Cathy Cox
                                               --------------------------------
                                                      Cathy Cox
                                                      Secretary of State
(Graphic of State of Georgia Seal Omitted)

     Secretary of State                             DOCKET NUMBER  : 002350060
   Corporations Division                            CONTROL NUMBER : J715952
       315 West Tower                               EFFECTIVE DATE : 0B/18/2000
 #2 Martin Luther King, Jr. Dr.                     REFERENCE      : 0077
 Atlanta, Georgia 30334-1530                        PRINT DATE     : OB/22/2000
                                                    FORM NUMBER    : 101

MARGARET U. HODGSON
SUNTRUST BANKS, INC.
POST OFFICE BOX 4418, MAIL CODE 643
ATLANTA, GEORGIA 30302-441B

                            CERTIFICATE OF AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State Georgia, do hereby certify under the seal of my office that articles of amendment have be filed to amend certain articles of incorporation and that the Department of Banking . Finance has filed a certificate of approval authorizing the amendment of said articles for

                                 SUNTRUST BANKS
                         Atlanta, Fulton COUNTY, Georgia

The required fees as provided by Title 14 of the Official Code of Georgia Annotated have been paid.

THEREFORE, the Secretary of State hereby issues this certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.



                                            By:  /s/  Cathy Cox
                                               --------------------------------
                                                      Cathy Cox
                                                      Secretary of State


(Graphic of State of Georgia Seal Omitted)

                                EXHIBITS 2 and 3
                                ----------------

                   (Graphic of State of Georgia Seal Omitted)


                             This is to certify that

                                  SUNTRUST BANK

                         ATLANTA, FULTON COUNTY, GEORGIA

is a state bank and trust company, approved to exercise trust powers, operating under Articles of Incorporation (Charter) granted by this State on September 21, 1891, and since amended numerous times by the Secretary of State of Georgia. It is validly existing at the present time and, to the best of our knowledge, its deposits are insured by the Federal Deposit Insurance Corporation.

This the 22nd day of August, 2000.          By:  /s/  Murali Ramachandran
                                               --------------------------------
                                                      Murali Ramachandran
                                                      Corporate Manager

                                    EXHIBIT 4
                                   ----------

                                  SUNTRUSTBANK

                                     BYLAWS

                    (As Amended and Restated August 8, 2000)

                                    ARTICLE I
                                  SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholder for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. If the Board of Directors fails to provide such date and time, the meeting shall be held at the Bank s headquarters at 10:00 AM local time on the third Tuesday in April of each year, or, if that date is a legal holiday, on the next succeeding business day. The Board of Directors may specie by resolution prior to any special meeting of the shareholder that such meeting shall be in lieu of the annual meeting.

SECTION 2. Special Meeting; Call of Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board, the President, or the Board itself, and shall be held at such place as is stated in the notice.

                                   ARTICLE II
                                    DIRECTORS

SECTION 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Bank and may exercise all of the powers of the Bank, subject to whatever restrictions are imposed by law

SECTION 2.Composition of the Board. The Board of Directors of the Bank shall consist of not less than ten (10) nor more than twenty (20) natural persons, the exact number to be set from time to time by the Board of Directors. Each Director shall be a shareholder of SunTrust Banks, Inc. and a citizen of the United States of America. In the absence of the Board setting the number of Directors the number shall be sixteen ( 16). Each Director, unless he or she dies, resigns. retires or is removed from office, shall hold office until the next annual meeting of the shareholder. and may be reelected for successive terms.

SECTION 3. Election of Directors. Nominations for election to the Board of Directors may be made by the Board or by the Bank's shareholder. Nominations shall specify the class of Directors to which each person is nominated.

SECTION 4. Vacancies. Vacancies resulting from retirement, resignation, removal from office (with or without cause), death or an increase in the number of Directors comprising the Board shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of the shareholder. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 5. Retirement. Each Director serving as an officer of the Bank or any of its affiliates shall cease to be a Director on the date of the first to occur of
(a) his or her 65th birthday, or (b) the date of his or her termination, resignation or retirement of employment. Each Director who is not an officer of the Bank or any of its affiliates shall cease to be a Director at the end of his or her term that coincides with or follows his or her 70th birthday.

SECTION 6. Removal. Any or all Directors may be removed from office at any time with or without cause, by the affirmative vote of the shareholder.

SECTION 7. Resignations. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and the acceptance of the resignation shall not be necessary to make it effective. unless otherwise stated in the resignation.

                                   ARTICLE III
                  ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

SECTION1. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of the Board's business. If a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

SECTION 2. Executive Committee. An Executive Committee, consisting of not less than four (4) Directors, is hereby established. The members of the Executive Committee shall be elected by the Board at its meeting immediately following the annual shareholder's meeting, or at such other time as the Board determines to be appropriate. The Executive Committee shall have and may exercise all the authority of the Board as permitted by law. In addition, the Executive Committee shall serve as the Nominating Committee and shall have the power to recommend candidates for election to the Board and consider other issues related to the size and composition of the Board. The Board shall elect the Chairman of the Executive Committee, who shall be entitled to preside at all meetings of the Executive Committee and perform such other duties as may be designated by the Committee.

SECTION 3. Audit Committee. An Audit Committee. consisting of not less than four
(4) Directors, is hereby established. No Director who is an officer of the Bank or any affiliate shall be a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board at its meeting immediately following the annual shareholder's meeting, or at such other time as the Board determines to be appropriate. The Audit Committee shall require that an audit of the books and records of the affairs of the Bank be made at such time or times as the members of the Audit Committee choose, and shall review the scope of the audit and approve of any non-audit services to be performed for the Bank by the independent accountants. The Audit Committee shall also review examination reports by the independent accountants and regulatory agencies; review credit issues, loan policies and procedures, the classification of loans and the adequacy of the allowance for loan losses; monitor the credit process review function: review the Bank's CRA policy, plans and performance; review internal programs to assure compliance with laws and regulations and the adequacy of internal controls, and exercise oversight for the Bank's fiduciary actions and duties. The Board shall elect the Chairman of the Audit Committee, who shall be entitled to preside at all meetings of the Committee and perform such other auras as may be designated by the Committee.

SECTION 4. Other Committees. The Board of Directors may designate one or more other committees, each consisting of one or more Directors, and each of which, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors.

SECTION 5. Committee Meetings. Regular meetings of each committee, of which no notice is necessary, shall be held at such times and places as fixed, from time to time, by resolution adopted by the committee. Special meetings of any committee may be called at any the by the Chairman of the Board or the President, by the Chairman of such committee or by two members of the committee. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors. However, notice of any special meeting need not be given to any member of the committee who is present at the meeting or who, before or after the meeting, waives notice in writing (including telegram, cablegram, facsimile, or radiogram). Any regular or special meeting of any committee shall be a legal meeting, without any notice being given, if all the members are present. majority of the members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

SECTION 6. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report them from time to time to the Board of Directors.

SECTION 7. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, to act in the place and stead of one or more members who are absent from such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

SECTION 8. Place, Time, Notice and Call of Directors' Meetings. The annual means of the Board of Directors shall be held each year immediately following the annual meeting of the shareholder or at such other time and place as the Chairman of the Board may designate Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of the meeting as given to each Director orally, by telephone or in person, or in writing, by personal delivery or by mail, telegram, facsimile, or cablegram. Sconce OI special meetings shall be given no later than the day before the meeting, except that notice of a special meeting need not be given to any Director who signs and delivers to the Bank, either before or after the meeting, a waiver of notice. Attendance of a Director at a Board meeting shall constitute a waiver of notice of that meeting, as well as a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his or her arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting. The business to be transacted at, and the purpose of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of the meeting unless required by law or these Bylaws.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned need be given. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

SECTION 9. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee.

Participation at Board and committee meetings may occur by conference telephone or similar communication equipment so long as all persons participating in the meeting can hear and spealc to one other, and such participation shall constitute personal presence at the meeting.

SECTION 10. Directors' Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation paid to its members for attendance at meetings of, or services on, the Board or any committee thereof. The Board shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. Executive Structure. The Board of Directors shall elect a Chairman of the Board, President, Chief Financial Officer, Corporate Secretary and Treasurer, and may elect one or more Vice Chairmen and Executive Vice Presidents as the Board of Directors may deem necessary. The Board of Directors shall designate a Chief Executive Officer from among these officers. The Chief Executive Officer shall designate duties of each designated officer and may appoint assistant officers, to assist one or more of the designated officers in discharging their duties. Titles of the assistant officers will be designated by the Chief Executive Officer as he or she deems appropriate. The Chief Executive Officer may also appoint other officers and may delegate the authority to appoint officers to other officers of the Bank. The local or regional boards or the local or regional chief executive officers or their designees may appoint officers of SunTrustBank.Each officer elected by the Board and each officer appointed by the Chief Executive Officer or his or her designee shall serve until the next annual meeting of the Board, or until he or she earlier resigns, retires, dies or is removed from office. Any two or more offices may be held by the same person.

SECTION 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Bank and all other officers and agents of the Bank shall be subject to his or her direction. He or she shall be accountable to the Board of Directors for the fulfillment of his or her duties and responsibilities and, in the performance and exercise of all such duties, responsibilities and powers, he or she shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors, and shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his or her duties and responsibilities and subject to these Bylaws and the direction of the Board, the Chief Executive Officer shall have plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, the authority to negotiate and make any agreements, waivers or commitments that do not require the express approval or the Board.

SECTION 3. Chairman of the Board. The Chairman shall be a member of the Board of Directors and shall be entitled to preside at all meetings of the Board.

SECTION 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5. Vice Chairman. Any Vice Chairman elected shall have such duties and authority as may be conferred upon him by the Board or delegated to him by he Chief Executive Officer.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the Finds and assets of the Bank, and shall render a statement of the assets, liabilities and operations of the Bank to the Board at its regular meetings.

SECTION 7. Treasurer. The Treasurer shall perform such duties as may he assigned to him or her and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

SECTION 8. Corporate Secretary. Due notice of all meetings of the shareholder and Directors shall be given by the Corporate Secretary or the person or persons falling such meeting. The Corporate Secretary shall report the proceedings of all meetings a book of minutes and shall perform all the duties pertaining to his or her office, including authentication of corporate documents, and shall have custody of the Seal of the Bank. Each Assistant Corporate Secretary appointed by the Chief Executive Officer or his or her designee may perform all duties of the Corporate Secretary.

SECTION 9. Bank Officers. Each officer, employee and agent of the Bank shall have the duties and authority conferred upon him or her by the Board of Directors or delegated to him or he. by the Chief Executive Officer, or his or her designee.

SECTION 10. Removal of Officers. Any officer may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Bank will be served thereby. In addition an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or its affiliates.

                                    ARTICLE V
                                      STOCK

SECTION 1. Stock Certificates. The shares of stock of the Bank shall be represented by certificates In such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholder of the Bank and shall be signed by the Chairman of the Board, or the President, together with the Corporate Secretary or an Assistant Secretary of the Bank; and which shall be sealed with the seal of the Bank. The described signatures on any certificate may be a facsimile, signature if the certificate is countersigned by a transfer agent or registrar other than the Bank itself or an employee of the Bank. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. If any of ricer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she Has such officer at the date of issue.

SECTION 2. Transfer of Stock. Shares of stock of the Bank shall be transferred on the books of the Bank only upon surrender to the Bank of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares, properly executed by the shareholder of record or his or her duly authorized attorney-in-fact, and after payment of all Dates due upon the transfer. The Bank may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face "Canceled". The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar, as it deems appropriate.

SECTION 3. Registered Shareholder. The Bank may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim or right of any other person.

SECTION 4. Record Date. For the purpose of determining the shareholder entitled to notice of or to vote an any Fleeing of shareholder or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of the shareholder for any other purpose, the Board of Directors may fix, in advance, a date as the record date for determination of the shareholder.

                                   ARTICLE VI
                        DEPOSITORIES, SIGNATURES AND SEAL

SECTION 1. Depositories. All finds of the Bank shall be deposited in the name of the Bank in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn on checks, drafts or other orders signed on behalf of the Bank by such person or persons as He Board its Executive Committee or the Chief Executive Officer may, from time to time, direct.

SECTION 2. Seal. The seal of the Bank shall be in such form as the Board of Directors may, from time to time, direct. Unless otherwise directed by the Board of Directors, the official seal of the Bank shall be as follows:

If the seal is affixed to a document the signature of the Corporate Secretary or his or her designee shall attest to the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it has been affixed and attested annually.

SECTION 3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements. indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharged releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds. undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Bank by the Chairman of the Board, the President. any Vice Chairman, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instrument may also be signed, executed, acknowledged verified, delivered or accepted on behalf of the Bank in such manner and by such other officers, employees or agents of the Bank as the Board of Directors, Executive Committee Chief Executive Officer may, from time to time, direct.

                                   ARTICLE VII
              INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

SECTION 1. Definitions. The following terms are defined, for purposes of this Article, as:

(A) "Bank" includes any domestic or foreign predecessor entity of this Bank in merger or other transaction in which the predecessor existence ceased upon consummation of the transaction.

(B)"Director" means an individual who is or was a director of he Bank or an individual who while a director of the Bank, is or was serving at the Bank's request as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation. partnership joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also impose duties on or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a Director.

(C) "Disinterested Director" means a Director who, at the time of a vote referred 3 in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or I A) is not: (I) a party to the proceedings; or (ii) an individual who is a party to a proceeding having a familiar financial, professional, or employment relationship with the Director whose indemnification or absence for expenses is the subject of the decision being made with respect to the proceeding. which relationship would, in the circumstances, reasonably be expected to exert an influence on :he Director's judgement when voting on the decision being made.

(D) "Employee" means an individual who is or was an employs of the Bank or an individual who, while an employee of the Bank, is or was serving at the Bank's request, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other, enterprise. An Employee is considered to be serving an employee benefit plan at the Bank s request if his or denies to the Bank also imposes duties on, or otherwise involves services by him or her to the plan or to participants in or beneficiaries of the plan. Employee includes. unless the context yes otherwise, the estate or personal representative of an Employee.

(E) "Expenses" includes counsel fees.

(F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) "Officer" means an individual who is or was an officer of the Bank including an assistant officer, or an individual who, while an officer of the Bank is or was serving at the Bank's, request as a director, officer, partner, trustee, employee or agent of another foreign Or domestic corporation, partnership, joint venture. trust, employee benefit plan or other entity. An Officer is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also impose duties on. or otherwise involve services by him or her. to the plan: or to participants in or beneficiaries of the plan. Officer includes. unless the context retirees otherwise, the estate or personal representative of an Officer

(H) "Official Capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect: to an officer, the office in a corporation held by the officer. Official Capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture. trust employee benefit plan, or other entity.

(I) "Party" means an individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

(J) "Proceedings" means any threatened pending or completed action, suit, or proceeding, whether civil, criminal. Administrative arbitrative or investigative and whether formal or informal.

Section 2. Basic Indemnification Arrangement. (A) Except as provided in subsections 2(D) and 2(E) below and if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Bank shall indemnify an individual who is made a party to a proceeding because he or she is or was a Director or Officer against liability incurred by him or her in the proceeding if he or she conducted himself or herself in good faith and, in the case of conduct in his or her official capacity, he or she reasonably, believed such conduct was in the best interest of the Bank, or in all other cases, he or she reasonably believed such conduct was at least not opposed to the best interests of the Bank and in he case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful.

(B) A person's conduct with respect to an employee benefit plan for a purpose he or she believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the Prevent of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Bank shall not indemnify a person under this Article (i) in connection with a proceeding by or in the right of the bank except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his official capacity.

SECTION 3. Advances for Expenses. (A) The Bank may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he or she is a Director or Officer in advance of final disposition of the proceeding if(i)such person furnishes the Bank a written affirmation of his or her good faith belief that he or she has Met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Bank's Articles of Incorporation and (ii) such person furnishes the Bank a written undertaking meeting the qualifications set forth below in , section 3(B), executed personally or on his or her behalf, to repay any funds advanced if it is ultimately determined that he or she is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors (a) when there are two or more Disinterested Directors, by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or (b) when there are fewer than two Disinterested Directors, by a majority of the Directors present in a meeting in which Directors who do not qualify as Disinterested Directors may participate; or (ii) by the shareholder.

SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Bank shall not indemnify a Director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director or Officer, the Bank shall indemnify such person against reasonable expenses incurred by him or her in connection therewith.

(B) The determination referred to in subsection 4(A) above shall be made (i) if there are two or more Disinterested Directors, by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; (ii) by special legal counsel ( 1 ) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i), or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as Disinterested Directors may participate); or (iii) by the shareholder; but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify, and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two Disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsels

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Bank may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholder, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements referred to in Section 3(C) or Section 4C).

SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he or she is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that: (i) the Director is entitled to indemnification under this part or (ii) in view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Bank or a Bylaw, contract or resolution approved or ratified by the shareholder pursuant to Section 7 below provides otherwise.

If the court determines that the Director or Officer is entitled to indemnification or an advance for expenses, it may also order the Bank to pay the Director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 6. Indemnification of Officers and Employees. (A) Unless the Bank s Articles of Incorporation provide otherwise, the Bank shall indemnify and advance expenses under this Article to an employee of the Bank who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

(B) The Bank may indemnify and advance expenses under this Article to an officer of the Bank who is a party to a proceeding because he or she is an Officer of the Bank: (i) to the same extent as a Director; and (ii) if he is not a Director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7. The provisions of this Section shall also apply to an Officer who is also a Director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an Officer.

SECTION 7. Shareholder Approved Indemnification. (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholder of the Bank, the Bank may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Bank, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a Disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Bank shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Bank or is subjected to injunctive relief in favor of the bank: (i) for any appropriation, in violation of his duties, of any business opportunity of the Bank (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business; Corporation Code. or (iv) for any transaction from which he or she received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Bank may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if: (i) the proposed indemnitee furnishes the Bank a written affirmation of his good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above: and,(ii) the proposed indemnitee furnishes the Bank a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

SECTION 8. Liability Insurance The Bank may purchase and maintain insurance on behalf of an individual who is Director, Officer, Employee, or agent of the Bank or who, while a director officer, employee or agent of the Bank, is or was serving at the request of the Bank as a director officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership. joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent whether or not the Bank would have power to indemnify him against the same liability under Section 2 or section 3 above.

SECTION 9. Witness Fees Nothing in this Article shall limit the Bank's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 10. Report to Shareholders. If the Bank indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Bank, the Bank shall report the indemnification or advance writing, to the shareholder.

SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section. subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Atricle shall remain enforceable to the fullest extent permitted by law.

SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

                                  ARTICLE VIII
                              AMENDMENTS OF BYLAWS

SECTION 1. Amendments. The Board of Directors shall have the power to alter amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholder. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law. the Articles of Incorporation or these Bylaws.

                                   ARTICLE IX
                      EMERGENCY TRANSFER OF RESPONSIBILITY

SECTION 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions, which directly or severely affects the operations of the Bank, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

SECTION 2. Officers Pro Tempore. The Board of Directon shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Bank to delegate and prescribe such officer's powers and duties to any other officer, or to any Director.

In the event of a national emergency or state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its Directors and officers as contemplated by the Bylaws, any two or more available member or alternate members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Bank in accordance with the provisions of Articles II and III of the Bylaws. If two members or alternate members of the Executive Committee cannot be expeditiously located, then three available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions, of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

SECTION 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Bank. the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chairman of the Board. President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more of officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Corporate Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Corporate Secretary, or Treasurer.

SECTION 4. Certification of Authority. In the event of a national emergency or disaster that directly and severely affects the operations of the Bank, anyone dealing with the Bank shall accept a certification by the Corporate Secretary or any three officers that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Corporate Secretary, or Treasurer, in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Corporate Secretary or three officers of the Bank.

SECTION 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Bank's offices or facilities unserviceable, or which causes or in the judgment of the Board of Directors or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Bank shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

SECTION 6. Amendments to Article IX. At any meeting called in accordance with
Section 2 of this Article IX, the Board of Directors or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

                                   EXHIBIT 5
                                   ---------

     Not Applicable

                                   EXHIBIT 6
                                   ---------

     Not Applicable

                                         EXHIBIT 7
                                         ---------

                                                              Board of Governors of the Federal Reserve System
                                                              OMB Number: 7100-0036
                                                              Federal Deposit Insurance Corporation
                                                              OMB Number: 3064-0052
                                                              Office of the Comptroller of the Currency
                                                              OMB Number: 1557-0081
                                                              Expires March 31, 2002
------------------------------------------------------------------------------------------------------------------
Federal Financial Institutions Examination Council
------------------------------------------------------------------------------------------------------------------
                                                                                                                1
                                                              Please refer to page 4
                                                              Table of Contents, for
                                                              The required disclosure
                                                              of estimated burden.
------------------------------------------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank with domestic and Foreign Offices - FFIEC 031

Report at the close of business June 30, 2000
                                                                         20000630
                                                                        (RCRI 9999)
This report is required by law; 12 U.S.C. "324 (State       This report form is to be filed by banks with branches
member banks); 12 U.S.C. "1817 (State nonmember banks);     and consolidated subsidiaries in U.S. terretories and
and 12 U.S.C. "161 (National banks).                        possessions, Edge or Agreement subsidiaries, foreign
                                                            branches, consolidated foreign subsidiaries, or
                                                            International Banking Facilities.

NOTE: The Reports of Condition and Income must be           The Reports of Condition and Income are to be prepared
signed by an authorized officer and the Report of           in accordance with Federal regulatory authority instructions.
Condition must be attested to by not less than
two directors (trustees) for State nonmember banks
and three directors for State member and National           We, the undersigned  directors (trustees), attest to the
(Banks.                                                     correctness of the Report of Condition (including the
                                                            supporting schedules) for this report date and declare that it
     I, William P. O'Halloran, SVP & Controlller            has been examined by us and to the best of our knowledge
     -------------------------------------------            and belief has been prepared in conformance with the
   Name and Title of Officer Authorized to Sign Report      instructions issued by the appropriate Federal regulatory
                                                            authority and is true and correct.
of the named bank do hereby declare that the Reports of
Condition and Income (including the supporting schedules)
for this report date have been prepared in conformance      By:  /s/
with the instructions issued by the appropriate Federal        ---------------------------------------
regulatory authority and are true to the best of my         Director (Trustee)
 knowledge and belief.

By:  /s/  William P. O'Hallaran                             By:  /s/
   ----------------------------                                ---------------------------------------
Signature of Officer Authorized to Sign Report              Director (Trustee)

                                                            By:  /s/
                                                               ---------------------------------------
8/7/00                                                      Director (Trustee)
Date of Signature

Submission of Reports                                            (if other than EDS) must transmit the bank's
                                                                  computer Data file to EDS.
Each bank must prepare its Reports of Condition and Income
either:
                                                            For electronic filing assistance, contact EDS Call
                                                            Report Services, 2150 N. Prospect Ave., Milwaukee,
(a) In electronic form and then file the computer data      WI 53202, telephone (800) 255-1571.
    file directly with the banking agencies' collection
    agent,  Electronic Data Systems Corporation (EDS),      To fulfill the signature and attestation requirement for the
    by modem or on computer diskette; or                    Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated
(b) In hard-copy (paper) form and arrange for another       version of this page) to the hard-copy record of the completed
    party to convert the paper report to electronic form.   That party report that the bank places in its files.


FDIC Certificate Number:                  00867             SUNTRUST BANK
                                          ---------         -----------
                                          RCRI 9050         Legal Title of Bank (TEXT 9010)


http://WWW.SUNTRUST.COM                                     ATLANTA
-----------------------                                     -------
Primary Internet Web Address of Bank                        City (TEXT 9130)
(Home Page), if any (TEXT 4087)
(Example: www.examplebank.com)
                                                            GA                                   30302
                                                            --                                   -----
                                                            State Abbrev. (TEXT 9200)            Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency




                                                                                                 FFIEC 031
                                                                                                 Page i

Consolidated Reports of Condition and Income for                                                    2
A Bank With domestic and Foreign Offices
------------------------------------------------------------------------------------------------------------------------------------

Table of Contents                                                             Report of Condition


Signature Page                              Cover                             Schedule RC - Balance Sheet.............. RC-1, 2

Report of Income                                                              Schedule RC-A - Cash and Balances Due
                                                                              From Depository Institutions............. RC-3

Schedule RI - Income Statement ..................................RI-1, 2, 3
                                                                              Schedule RC-B - Securities............... RC-3,4,5
Schedule RI-A Changes in Equity Capital..........................RI-4
                                                                              Schedule RC-C - Loans and lease Financing
                                                                               Receivables:
Schedule RI-B - Charge-offs and Recoveries on                                  Part I.   Loans and leases.............. RC-6,7,8
 Loans and Leases and Changes in Allowance
 for Credit Losses...............................................RI-4, 5       Part II.  Loans to Small Businesses and
                                                                               Small Farms (to be completed for the
Schedule RI-D - Income from                                                    June report only; not included in the forms
 International Operations........................................RI-6          for the September and December reports). RC-8a, 8b

Schedule RI-E - Explanations.....................................RI-7, 8      Schedule RC-D - Trading Assets and Liabilities
                                                                                (To be completed only by selected banks)RC-8
Disclosure of Estimated Burden
                                                                              Schedule RC-E - Deposit Liabilities...... RC-9,10,11
The estimated average burden associated with this information
collection is 34.1 hours per respondent and is estimated to                   Schedule RC-F - Other Assets............. RC-11
vary from 15 to 400 hours per response, depending
on individual  circumstances.  Burden  estimates  include the time            Schedule RC-G - Other Liabilities........ RC-11
for reviewing instructions, gathering and maintaining data in the
required form, and completing the  information  collection,  but exclude      Schedule RC-H - Selected Balance Sheet Items
the time for compiling and maintaining business records in the normal          for Domestic Offices.................... RC-12
course of a respondent"s  activities. A Federal agency may not
conduct or sponsor,  and an organization  (or a person) is not                Schedule RC-1 - Selected Assets and Liabilities
required to respond to a collection of information,                            of IBFs................................. RC-13
unless it displays a currently  valid OMB control  number.
Comments  concerning the accuracy of this burden                              Schedule RC-K - quarterly Averages....... RC-13
estimate and  suggestions for reducing this burden
should be directed to the Office of  Information  and                         Schedule RC-L - Off-Balance Sheet
Regulatory  Affairs,  Office of Management  and Budget,                        Items................................... RC-14,15,16
Washington, D.C. 20503, and to one of the following:
                                                                              Schedule RC-M - Memoranda................ RC-17,18
Secretary
Board of Governors of the Federal Reserve System                              Schedule RC-N - Past Due and Nonaccrual
Washington, D.C. 20551                                                         Loans, Leases, and Other Assets......... RC-19,20

Legislative and Regulatory analysis division                                  Schedule RC-O - Other Data for Deposit
Office of the Comptroller of the Currency                                      Insurance and FICO Assessments.......... RC-21,22
Washington, D.C. 20219
                                                                              Schedule RC-R - Regulatory Capital....... RC-23,24
Assistant Executive Secretary
Federal Deposit Insurance Corporation                                         Optional Narrative Statement Concerning
Washington, D.C. 20429                                                         the Amounts Reported in the Reports
                                                                               of Condition and Income................. RC-25

                                                                              Special Report (to be completed by all banks)


For information or assistance, national and state nonmember banks should contact the FDIC"s Reports Analysis and Quality



SUNTRUST BANK                Call Date:     06/30/2000           State #:     130330           FFIEC 031
P.O. BOX 4418 CENTER 632     Vendor ID:     D                     Cert #:     00867            RI-1
ATLANTA, GA 30302            Transit #:     61000104

                                                                                                          3
Consolidated Report of Income
for the period January 1, 2000 - June 30, 2000

All Report of Income  schedules  are to be reported  on a calendar  year-to-date basis in thousands of dollars.

Schedule RI - Income Statement
                                                                                                          1480 7
                                                                                   Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
1. Interest Income:
    a.  Interest and fee income on loans:
        (1) In domestic offices:                                                                       RIAD
                                                                                                       ----
             (a) Loans secured by real estate ---------------------------------------------------------4011  1,244,442  1.a.1.a
             (b) Loans to depository Instutions--------------------------------------------------------4019      4,941  1.a.1.b
             (c) Loans to finance agricultural production and other loans to farmers-------------------4024      7,501  1.a.1.c
             (d) Commercial and  industrial loans------------------------------------------------------4012    876,441  1.a.1.d
             (e) Acceptances of other banks------------------------------------------------------------4026        248  1.a.1.e
             (f) Loans to individuals for household, family, and other personal expenditures:
                 (1) Credit cards and related----------------------------------------------------------4054      8,804  1.a.1.f.1
                 (2) Other-----------------------------------------------------------------------------4055    372,531  1.a.1.f.2
             (g) Loans to foreign governments and official institutions--------------------------------4056        798  1.a.1.g
             (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
                 (1) Taxable obligations---------------------------------------------------------------4503      3,341  1.a.1.h.1
                 (2) Tax-exempt obligations------------------------------------------------------------4504     26,281  1.a.1.h.2
             (I) All other loans in domestic offices---------------------------------------------------4058     84,176  1.a.1.i
        (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs------------------------------4059          0  1.a.2
    b.  Income from lease financing receivables:
        (1) Taxable leases-----------------------------------------------------------------------------4505     72,580  1.b.1
        (2) Tax-exempt leases--------------------------------------------------------------------------4307      3,682  1.b.2
    c.  Interest income on balances due from depository institutions: (1)
        (1) In domestic offices------------------------------------------------------------------------4105        654  1.c.1
        (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs------------------------------4106        222  1.c.2
    d.  Interest and dividend income on securities:
        (1) U.S. Treasury securities and U.S. Government agency obligations
             (Including mortgage-backed securities issued
            Or guaranteed by FNMA, FHLMC, or GNMA)-----------------------------------------------------4027    313,717  1.d.1
        (2) Securities issued by states and political subdivisions in the U.S.:
            (a) Taxable securities---------------------------------------------------------------------4506      3,993  1.d.2.a
            (b) Tax-exempt securities------------------------------------------------------------------4507      8,506  1.3.2.b
        (3) Other domestic debt securities
            (Including mortgage-backed securities not issued
            Or guaranteed by FNMA, FHLMC, or GNMA)-----------------------------------------------------3657    105,877  1.d.3
         (4) Foreign debt securities-------------------------------------------------------------------3658        111  1.d.4
         (5) Equity securities (including investments in mutual funds)---------------------------------3659     24,257  1.d.5
     e.  Interest income from trading assets-----------------------------------------------------------4069      1,857  1.e


--------
 (1) Includes interest income on time certificates of deposits not held for trading.



Schedule RI - Continued
                                                                                                                  4

                                                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
 1. Interest income (continued)
    f. Interest income on federal funds sold and securities purchased under   RIAD    Year-to-Date
                                                                              ----
      agreements to resell________________________________________________    4020          75,831                      1.f
   g. Total interest income (sum of items 1.a through 1.f)________________    4107       3,240,791                      1.g
 2. Interest expense:
   a. Interest on deposits:
    (1) Interest on deposits in domestic offices:
      (a) Transaction accounts (NOW accounts, ATS accounts, and
            telephone and preauthorized transfer accounts)________________    4508          11,306                     2.a.1.a
      (b) Nontransaction accounts:
        (1) Money market deposit accounts  (MMDAs)________________________    4509         290,541                     2.a.1.b.1
        (2) Other savings deposits________________________________________    4511         108,863                     2.a.1.b.2
        (3) Time deposits of $100,000 or more_____________________________    A517         191,191                     2.a.1.b.3
        (4) Time deposits of less than  $100,000__________________________    A518         245,988                     2.a.1.b.4
    (2) Interest on deposits in foreign offices, Edge and agreement
         subsidiaries, and IBFs___________________________________________    4172         298,919                     2.a.2
   b. Expense of federal funds purchased
      and securities sold under
      agreements to repurchase____________________________________________    4180         329,596                     2.b
   c. Interest on demand notes issued to the U.S. Treasury, trading liabilities,
      and on other borrowed money_________________________________________    4185         142,799                     2.c
   d. Not applicable
   e. Interest on subordinated notes and  debentures______________________    4200          38,446                     2.e
   f. Total interest expense (sum of items 2.a. through  2.e)_____________    4073       1,657,649  RIAD               2.f
                                                                                                    ----
 3. Net interest income (item 1.g minus 2.f)______________________________________________________  4074    1,583,142  3.
 4. Provisions:
   a. Provision for credit losses_________________________________________________________________  4230       48,034  4.a
   b. Provision for allocated transfer risk_______________________________________________________  4243            0  4.b
 5. Noninterest income:                                                       RIAD
                                                                              ----
   a. Income from fiduciary activities____________________________________    4070         243,233                     5.a
   b. Service charges on deposit accounts in domestic offices_____________    4080         223,858                     5.b
   c. Trading revenue (must equal Schedule RI, sum of Memorandum
   items 8.a through8.d)__________________________________________________    A220           8,699                     5.c

   d. - e. Not applicable
   f. Noninterest income:
     (1) Other fee income_________________________________________________    5407         337,431                     5.f.1
     (2) All other noninterest income *___________________________________    5408          46,651  RIAD               5.f.2
                                                                                                    ----
   g. Total noninterest income (sum of items 5.a. through 5.f)___________________________________   4079      859,872  5.g
 6.a. Realized gains (losses) on held-to-maturity securities_____________________________________   3521            0  6.a
   b. Realized gains (losses) on available-for-sale securities___________________________________   3196      (2,601)  6.b
 7. Noninterest expense:                                                      RIAD
                                                                              ----
   a. Salaries and employee benefits______________________________________    4135         703,616                     7.a
   b. Expenses of premises and fixed assets (net of rental income)
      (excluding salaries and employee benefits and mortgage interest)____    4217         194,707                     7.b
   c. Other noninterest expense  *________________________________________    4092         480,048  RIAD               7.c
                                                                                                    ----
   d. Total noninterest expense (sum of items 7.a through7.c)____________________________________   4093    1,378,371  7.d
 8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and
    7.d)_________________________________________________________________________________________   4301    1,014,008  8.
 9. Applicable income taxes (on item 8)__________________________________________________________   4302      357,820  9.
10. Income (loss) before extraordinary items and other adjustments
    (item 8 minus 9)_____________________________________________________________________________   4300      656,188  10.
11. Extraordinary items and other adjustments, net of income taxes *_____________________________   4320            0  11.
12. Net income (loss) (sum of items 10 and 11)___________________________________________________   4340      656,188  12.

--------------------
  * Describe on Schedule RI-E - Explanations.




                                                                                                             5
Schedule RI - Continued
                                                                                                          1481 7

                                                                               Dollar Amounts in Thousands
---------------------------------------------------------------------------- --------------------------------
Memoranda
 1. Interest expense incurred to carry tax-exempt securities, loans,           RIAD    Year-to-Date
                                                                               ----
    leases acquired after August 7, 1986, that is not deductible for
    federal income taxpurposes____________________________________________     4513           5,053  M.1
 2. Income from the sale and servicing of mutual funds and annuities in
domestic offices (included in Schedule RI, item 8)________________________     8431          67,939  M.2
 3. - 4. Not applicable
 5. Number of full-time equivalent employees on payroll at end of current                 Number
period (round to nearest whole number)____________________________________     4150          26,314  M.5
 6. Not applicable
 7. If the reporting bank has restated its balance sheet as a result of
    applying push                                                                 CCYY/MM/DD
    accounting this calendar year, report the date of the bank's
    acquisition___________________________________________________________     9106             N/A  M.7
 8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)
    (sum of Memorandum items 8.a. through 8.d must equal Schedule RI, item 5.c):
   a. Interest rate exposures_____________________________________________     8757              77  M.8.a
   b. Foreign exchange expenditures_______________________________________     8758           8,622  M.8.b
   c. Equity security and index exposures_________________________________     8759               0  M.8.c
   d. Commodity and other exposures_______________________________________     8760               0  M.8.d

 9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income__________________________     8761         (1,166)  M.9.a

   b. Net (increase) decrease to interest expense_________________________     8762           1,101  M.9.b

   c. Other (noninterest) allocations_____________________________________     8763               0  M.9.c

10. Credit losses on off-balance sheet derivatives (see instructions)_____     A251               0  M.10

11. Does the reporting bank have a Subchapter S election in effect for              YES / NO
      federal income tax purposes for the current tax year?_______________     A530         NO       M.11

12. Deferred portion of total applicable income taxes included in Schedule
RI, items 9 and 11 (to be reported with the December Report of Income)____     4772             N/A  M.12


--------------------
 (1) For example,  a bank  acquired on June 1, 1998,  would report  1998/06/01 *
  Describe on Schedule RI-E - Explanations.


                                                                                                        6
Schedule RI-A - Changes in Equity Capital
                                                                                                          1483 7
Indicate decreases and losses in parentheses.
                                                                        Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------
 1. Total equity capital originally reported in the December 31, 1999, Reports   RIAD
                                                                                 ----
    of Condition and Income___________________________________________________   3215     2,523,983  1.
 2. Equity capital adjustments from amended Reports of Income, net *__________   3216             0  2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2)______   3217     2,523,983  3.
 4. Net income (loss) (must equal Schedule RI, item 12)_______________________   4340       656,188  4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net________   4346             0  5.
 6. Changes incident to business combinations, net____________________________   4356     5,686,366  6.
 7. LESS: Cash dividends declared on preferred  stock_________________________   4470             0  7.
 8. LESS: Cash dividends declared on common stock_____________________________   4460       702,634  8.
 9. Cumulative effect of changes in accounting principles from prior years *
    (see instructions for this schedule)______________________________________   4411             0  9.
10. Corrections of material accounting errors from prior years * (see
    instructions for this schedule)___________________________________________   4412             0  10.
11. a  Change in net unrealized holding gains (losses) on available-for-sale
       securities_____________________________________________________________   8433      (63,869)  11.a
      b. Change in accumulated net gains (losses) on cash flow hedges_________   4574             0  11.b
12. Foreign currency translation adjustments__________________________________   4414             0  12
13. Other transactions with parent holding company * (not included in item 5,
    7, or 8 above) ___________________________________________________________   4415      (30,889)  13
14. Total equity capital end of current period (sum of items 3 through 13)
(must equal Schedule RC, item 28)_____________________________________________   3210     8,069,145  14

--------------------
* Describe on Schedule RI-E - Explanations.


Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and
                  Changes in Allowance for Credit Losses

Part I. Charge-offs and Recoveries on Loans and Leases (1)
                                                                                                          1486 7
Part I excludes charge-offs and recoveries through the
allocated transfer risk reserve
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
                                                                    ----Calendar year-to-date----
                                                                  ( Column A )          ( Column B
                                                                                             )
 1. Loans secured by real estate:                          RIAD     Charge-offs  RIAD    Recoveries
                                                           ----                  ----
   a. To U.S. addressees (domicile)____________________    4651           5,695  4661         3,473  1.a
   b. To non-U.S. addressees (domicile)________________    4652               0  4662             0  1.b
2. Loans to depository institutions and acceptances of
   other banks:
   a. To U.S. banks and other U.S. depository
      institutions_____________________________________    4653               0  4663             0  2.a
   b. To foreign banks_________________________________    4654               0  4664             0  2.b
3. Loans to finance agricultural production and other
   loans to farmers____________________________________    4655               0  4665             0  3
4. Commercial and industrial loans:
   a. To U.S. addressees  (domicile)___________________    4645          33,448  4617         6,800  4.a
   b. To non-U.S. addressees  (domicile)_______________    4646               0  4618            39  4.b
5. Loans to individuals for household, family, and other
   personal expenditures:
   a. Credit cards and related plans___________________    4656           1,669  4666           725  5.a
   b. Other (includes single payment, installment, and
   all student loans)__________________________________    4657          25,875  4667        13,093  5.b
6. Loans to foreign governments and official
   institutions________________________________________    4643               0  4627             0  6
7. All other loans_____________________________________    4644           3,409  4628         1,285  7
8. Lease financing receivables:
   a. Of U.S. addressees (domicile)____________________    4658           1,456  4668           286  8.a

   b. Of non-U.S. addressees (domicile)________________    4659               0  4669             0  8.b

9. Total (sum of items 1 through 8)____________________    4635          71,552  4605        25,701  9


                                                                                                       7
Schedule RI-B - Continued

Part I. Continued

Memoranda
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
1. - 3. Not applicable                                              ----Calendar year-to-date----
4.  Loans to finance commercial real estate,                      ( Column A )          ( Column B)
    construction, and land development activities          RIAD    Charge-offs   RIAD   Recoveries
    (not secured by real estate) (included in              ----                  ----
    Schedule  RI-B,  part I items 4 and 7,  above______    5409               0  5410             0  M.4
5.  Loans secured by real estate in domestic offices
    (included in Schedule RI-B, part I, item 1, above):
   a. Construction and land development________________    3582             113  3583             0  M.5.a
   b. Secured by farmland______________________________    3584               0  3585             0  M.5.b
   c. Secured by 1-4 family residential properties:
         (1) Revolving, open-end loans secured by 1-4
             family residential properties and extended
             under lines of credit_____________________    5411             949  5412         2,182  M.5.c.1
         (2) All other loans secured by 1-4 family
             residential properties____________________    5413           3,388  5414           951  M.5.c.2
   d. Secured by multifamily (5 or more) residential
      properties_______________________________________    3588               0  3589             0  M.5.d
   e. Secured by nonfarm nonresidential properties_____    3590           1,245  3591           340  M.5.e




Part II. Continued

Memoranda
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
                                                                                 RIAD
1. Balance originally reported in the December 31, 1999, Reports of Condition
   and Income__________________________________________________________________  3124       123,398  1.
2. Recoveries (must equal or exceed part I, item 9, column B above)____________  2419        25,701  2.
3. LESS: Charge-offs (must equal or exceed part I, item 9, column A above)_____  2432        71,552  3.
4. Provision for credit losses (must equal Schedule RI, item 4.a)______________  4230        48,034  4.
5. Adjustments * (see instructions for this schedule)__________________________  4815       729,639  5.
6. Balance end of current period (sum of items 1 through 5) (must equal or
exceed Schedule RC, item 4.b)__________________________________________________  A512       855,220  6.


--------------------
* Describe on Schedule RI-E - Explanations.


                                                                                                              8
Schedule RI-D - Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations
                                                                                                          1492 7
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
1. Interest income and expense booked at foreign offices, Edge and Agreement
subsidiaries, and IBFs:                                                         RIAD   Year-to-Date
                                                                                ----
    a. Interest Income booked_________________________________________________  4837              0  1.a
    b. Interest expense booked________________________________________________  4838              0  1.b
    c. Net interest income booked at foreign offices, Edge and Agreement
       subsidiaries, and  IBFs (item 1.a minus 1.b)___________________________  4839              0  1.c
2. Adjustments for booking location of international operations:
    a. Net interest income attributable to international operations booked at
       domestic offices_______________________________________________________  4840              0  2.a
    b. Net interest income attributable to domestic business booked at
       foreign offices________________________________________________________  4841              0  2.b
    c. Net booking location adjustment (item 2.a minus 2.b)___________________  4842              0  2.c
3. Noninterest income and expense attributable to international operations:
    a. Noninterest income attributable to international_______________________  4097              0  3.a
    b. Provision for loan and lease losses attributable to international
       operations_____________________________________________________________  4235              0  3.b
    c. Other noninterest expense attributable to international
       operations_____________________________________________________________  4239              0  3.c
    d. Net noninterest income (expense) attributable to international
       operations (item 3.a minus3.b and3.c)__________________________________  4843              0  3.d
4. Estimated pretax income attributable to international operations before
   capital allocation adjustment (sum of items 1.c, 2.c, and 3.d)_____________  4844              0  4
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank
   funding costs______________________________________________________________  4845              0  5
6. Estimated pretax income attributable to international operations after
   capital allocation adjustment (sum of items 4 and 5)_______________________  4846              0  6
7. Income taxes attributable to income from international operations as
   estimated in item 6________________________________________________________  4797              0  7

8. Estimated net income attributable to international operations (item 6
   minus 7)___________________________________________________________________  4341              0  8



                                                                 Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------
Memoranda                                                                       RIAD
                                                                                ----
1. Intracompany interest income included in item 1.a above____________________  4847              0  M.1
2. Intracompany interest expense included in item 1.b above___________________  4848              0  M.2



Part II. Supplementary Details on Income from International Operations Required by the
Departments of Commerce and Treasury for Purposes of the U.S. International
Accounts and the U.S. National Income and Product Accounts
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------
                                                                                RIAD   Year-to-Date
                                                                                ----
1. Interest income booked at IBFs_____________________________________________  4849              0  1

2. Interest expense booked at IBFs____________________________________________  4850              0  2

3. Noninterest income attributable to international operations booked at domestic offices
   (excluding IBFs)
   a. Gains (losses) and extraordinary items_________________________________   5491              0  3.a
   b. Fees and other noninterest income______________________________________   5492              0  3.b
4. Provision for loan and lease losses attributable to international
   operations booked at domestic offices (excluding IBFs)____________________   4852              0  4
5. Other noninterest expense attributable to international operations booked
   at domestic offices (excluding IBFs)______________________________________   4853              0  5


                                                                                                         9
Schedule RI-E - Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                          1495 7
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
1.  All other noninterest income (from Schedule RI, item 5.f.(2))
    Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                RIAD   Year-to-Date
                                                                                ----
    a. Net gains (losses) on other real estate owned_________________________   5415              0  1.a
    b. Net gains (losses) on sales of loans__________________________________   5416              0  1.b
    c. Net gains (losses) on sales of premises and fixed assets______________   5417              0  1.c
    Itemize and describe the three largest other amounts that exceed 10% of
    Schedule RI, Item 5.f.(2):





                                 TEXT                                           RIAD
                                                                                ----
     d. 4461  SALE OF ORIG SVC RIGHTS                                           4461          8,256  1.d
     e. 4462  OTHER INCOME                                                      4462         13,214  1.e
     f. 4463  FOREIGN EXCHANGE GAIN/LOSS                                        4463          8,622  1.f
2. 2.Other noninterest expense (from Schedule RI, item 7.c):                             Year-to-Date
     a. Amortization expense of intangible assets____________________________   4531         11,002  2.a

     Report amounts that exceed 10% of Schedule RI, item 7.c:
     b. Net gains (losses) on other real estate owned________________________   5418              0  2.b
     c. Net gains (losses) on sales of loans_________________________________   5419              0  2.c
     d. Net gains (losses) on sales of premises and fixed ssets______________   5420              0  2.d
     Itemize and describe the three largest other amounts that exceed 10% of
     Schedule RI, Item 7.c:
                               TEXT                                             RIAD
                                                                                ----
      e. 4464                                                                   4464              0  2.e
      f. 4467                                                                   4467              0  2.f
      g. 4468                                                                   4468              0  2.g
3. Extraordinary items and other adjustments and applicable income tax effect
   (from Schedule RI, item 11. B) (itemize and describe all extraordinary items and other adjustments):


                               TEXT
a. (1) 6673  Effect of adopting FAS 133,                                        RIAD
             "Accounting for Derivative Instruments and Hedging                 ----
              Activities"                                      RIAD             6373              0  3.a.1
                                                               ----
     (2)  Applicable income tax effect______________________   4486        0                         3.a.2
b. (1) 4487                                                                     4487              0  3.b.1
     (2)  Applicable income taxeffect_______________________   4488        0                         3.b.2
c. (1) 4489                                                                     4489              0  3.c.1
     (2)  Applicable income tax effect______________________   4491        0                         3.c.2

4. 4. Equity capital adjustments from amended Reports of Income (from Schedule
      RI-A, item 2)
      (itemize and describe all adjustments)                                    RIAD
                                                                                ----
                               TEXT                                             4492              0  4.a
    a. 4492                                                                     4493              0  4.b
    b. 4493
5. Cumulative effect of changes in accounting principles from prior years
   (from Schedule RI-A, item 9) (itemize and describe all changes in
   accounting principles):                                                      RIAD
                                                                                ----
                              TEXT                                              4494              0  5.a
    a. 4494                                                                     4495              0  5.b
    b. 4495
6. Corrections of material accounting errors from prior years (from Schedule
   RI-A, item 10)
   (itemize and describe all corrections):                                      RIAD
                                                                                ----
                              TEXT                                              4496              0  6.a
    a. 4496                                                                     4497              0  6.b
    b. 4497


                                                                                                         10
Schedule RI-E - Explanations

                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
7. Other transactions with parent holding company (from Schedule RI-A, item 13)
   (itemize and describe all such transactions):                                RIAD   Year-to-Date
                                                                                ----
                    TEXT                                                        4498       (30,889)  7.a
    a. 4498 MERGER OF BANKS INTO 1 CHARTER                                      4499              0  7.b
    b. 4499
8. Adjustments  to allowance for credit  losses (from  Schedule  RI-B,  item 5)
   (itemize and describe all such adjustments):
                    TEXT                                                        RIAD   Year-to-Date
                                                                                ----
    a. 4521 MERGER OF BANKS INTO 1 CHARTER                                      4521        729,639  8.a
    b. 4522                                                                     4522              0  8.b
                                                                                                     1498    1499 7
9. Other explanations (the space below is provided for bank to briefly describe, at its option, any other significant items facing the Report of Incor RIAD
    X = NO COMMENT - Y = COMMENT______________________4769 X
    Other explanations (please type or print clearly):
                    TEXT 4769 ( 70 characters per line )

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



                                                                                                                 11
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2000

All  schedules  are to be reported in  thousands  of dollars.  Unless  otherwise indicated, report the amount  outstanding  as of the last  business  day of the quarter.

Schedule RC - Balance Sheet
                                                                                                          C400 7
                                                                 Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
  ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):    RCFD
                                                                                ----
     a. Noninterest-bearing balances and currency and coin (1)_____________     0081      3,558,361  1.a
     b. Interest-bearing balances (2)______________________________________     0071         17,246  1.b
 2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)_________     1754              0  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)_______     1773     15,075,833  2.b
 3. Federal funds sold and securities purchased under agreements to resell_     1350      2,546,167  3
 4. Loans and lease financing receivables:                      RCFD                                 4.a
                                                                ----
     a. Loans and leases, net of unearned income (from Schedule                                      4.b
        RC-C)___________________________________________________2122  72,659,542                     4.c
     b. LESS: Allowance for loan and lease losses_______________3123     855,220
     c. LESS: Allocated transfer risk reserve___________________3128           0
     d. Loans and leases, net of unearned income,                               RCFD
        allowance, and reserve (item 4.a minus 4.b and                          ----
        4.c)_______________________________________________________________     2125     71,804,322  4.d
 5. Trading assets (from Schedule RC-D)____________________________________     3545        143,815  5.
 6. Premises and fixed assets (including capitalized leases)_______________     2145      1,281,989  6.
 7. Other real estate owned (from Schedule RC-M)___________________________     2150         35,989  7.
 8. Investments in unconsolidated subsidiaries and associated companies
    from Schedule RC-M)____________________________________________________     2130              0  8.
 9. Customers' liability to this bank on acceptance outstanding____________     2155        168,835  9.
10. Intangible assets (from Schedule RC-M)_________________________________     2143        581,254  10.
11. Other assets (from Schedule RC-F_______________________________________     2160      1,772,511  11.
12. Total assets (sum of items 1 through 11)_______________________________     2170     96,986,322  12

--------------------
  (1) Includes cash items in process of collection and unposted debits.
  (2) Includes time certificates of deposit not held for trading.



                                                                                                               12
Schedule RC - Continued

                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, RCON
                                                                                 ----
       part I)_________________________________________________RCON              2200    57,796,821  13.a
                                                               ----
       (1) Noninterest-bearing  (1)____________________________6631   11,446,978                     13.a.1
       (2) Interest-bearing____________________________________6636   46,349,843                     13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)__________________RCFN              RCFN
                                                               ----              ----
                                                                                 2200    11,528,832  13.b
       (1)Noninterest-bearing__________________________________6631            0                     13.b.1
       (2)Interest-bearing_____________________________________6636   11,528,832 RCFD                13.b.2
                                                                                 ----
14. Federal funds purchased and securities sold under agreements to
    repurchase_______________________________________________________________    2800    11,129,477  14
                                                                                 RCON
                                                                                 ----
15.a. Demand notes issued to the U.S. Treasury_______________________________    2840             1  15.a
                                                                                 RCFD
                                                                                 ----
15. b. Trading liabilities (from Schedule RC-D)                                  3548             0  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less_________________________    2332     1,277,333  16.a
    b. With a remaining maturity of more than one year through three years___    A547     2,509,678  16.b
    c. With a remaining maturity of more than three years____________________    A548     1,412,939  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding_________________    2920       168,835  18
19. Subordinated notes and debentures(2)_____________________________________    3200     1,068,000  19
20. Other liabilities (from Schedule RC-G)___________________________________    2930     2,025,261  20
21. Total liabilities (sum of items 13 through 20)___________________________    2948    88,917,177  21
22. Not applicable
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus____________________________    3838             0  23
24. Common stock_____________________________________________________________    3230        21,600  24
25. Surplus (exclude all surplus related to preferred stock)_________________    3839     2,545,484  25
26. a. Undivided profits and capital reserves________________________________    3632     4,811,305  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities    8434       690,756  26.b
    c. Accumulated net gains (losses) on cash flow hedges____________________    4336             0  26.c
27. Cumulative foreign currency translation  adjustments_____________________    3284             0  27
28. Total equity capital (sum of items 23 through 27)________________________    3210     8,069,145  28
29. Total liabilities and equity capital (sum of items 21 and 28)____________    3300    96,986,322  29

  Memorandum
  To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external                                            RCFD     Number
                                                                                 ----
     auditors as of any date during 1999_____________________________________   6724           N/A  M.1



------------------------------------------------------------------------------------------------------------------
1 = Independent  audit of the bank  conducted in  accordance        4 = Directors' examination  of the bank  performed by other
    with  generally  accepted  auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's  financial  statements  by external
    conducted in accordance  with  generally accepted auditing          auditors
    standards by a certified  public  accounting firm which         6 = Compilation of the bank's  financial  statements by
    submits a report on the  consolidated holding company (but          external auditors
     not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance with 8 = No external audit work generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

--------------------
  (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
  (2) Includes limited-life preferred stock and related surplus.


                                                                                                         13
Schedule RC-A - Cash and Balances Due From Depository Institutions

Excludes assets held for trading.

                                                                                                          C405 7
                                                                   Dollar Amounts in Thousands
----------------------------------------------------------- -------------------------------------------
                                                                 --(Column A)--        --(Column B)--
                                                                   Consolidated             Domestic
1. Cash items in process of collection, unposted debits,    RCFD       Bank                  Offices
                                                            ----
and currency and coin__________________________________     0022      3,455,309    RCON                 1
                                                                                   ----
    a. Cash items in process of collection and unposted debits_________________    0020      2,719,524  1.a

    b. Currency and coin_______________________________________________________    0080        735,785  1.b

2. Balance due from depository institutions in the U.S.________________________    0082        110,314  2

    a. U.S. branches and agencies of foreign banks
      (including their IBFs)                                0083              0                         2.a

    b. Other commercial banks in the U.S. and other
       depository institutions in the U.S. (including their
       IBFs)_______________________________________________ 0085        110,314                         2.b
3. Balances due from banks in foreign countries and foreign central banks______    0070          9,984  3

    a. Foreign branches of other U.S. banks________________ 0073              0                         3.a
    b. Other banks in foreign countries and foreign
       central banks_______________________________________ 0074          9,984                         3.b



4. Balances due from Federal Reserve Banks_________________ 0090              0    0090              0  4

5. Total (sum of items 1 through 4) (total of column A must equal
   Schedule RC, sum of items 1.a and 1.b)__________________ 0010      3,575,607    0010      3,575,607  5



Memorandum                                                         Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.              RCON
                                                                                   ----
  (included in item 2, column B above)______________________________________       0050         92,929  M.1



Schedule RC-B - Securities

Excludes assets held for trading.

                                                                                                          C410 7
                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                               ----Held-to-Maturity----            ----Available-for-sale----
                                           (Column A)       (Column B)         (Column C)        (Column D)
                                       Amortized Cost       Fair Value     Amortized Cost    Fair Value (1)
                                       RCFD             RCFD             RCFD              RCFD
                                       ----             ----             ----              ----
1. U.S. Treasury securities___________ 0211         0   0213         0   1286     362,129  1287     361,938  1

2. U.S. Government agency obligations
    (exclude mortgage-backed
    securities):
    a. Issued by U.S. Government
       agencies (2)___________________ 1289         0   1290         0   1291           0  1293           0  2.a
     b. Issued by U.S.Government-
        sponsored agencies
        (3)___________________________ 1294         0   1295         0   1297   2,291,855  1298   2,238,766  2.b




--------------------

(1) Includes equity securities without readily determinable fair value at historical cost in item 6.b, column D.

(2)  Includes Small Business Administration 'Guaranteed Loan Pool Certificates,'
     U.S. Marine Administration obligations, and
        Export - Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federalh Home
     Loan Mortgage Corporation, the Federal National Mortgage Association, the
     Financing Corporation, Resolution Funding Corporation, the Student Loan
     Marketing Association, and the Tennessee Valley Authority.




                                                                                                                 14
Schedule RC-B - Continued

                                                                      Dollar Amounts in Thousands
----------------------------------------------------------- -------------------------------------------------------
                                               ----Held-to-Maturity----            ----Available-for-sale----
                                          (Column A)      (Column B)           (Column C)            (Column D)
                                      Amortized Cost      Fair Value       Amortized Cost          Fair Value (1)
3. Securities issued by states and
political                              RCFD            RCFD            RCFD                RCFD
                                       ----            ----            ----                ----
    subdivisions in the U.S.:
    a. General obligations_________    1676        0   1677        0   1678       246,604  1679      249,335  3.a
    b. Revenue obligations_________    1681        0   1686        0   1690       138,753  1691      134,097  3.b
    c. Industrial development
       and similar
       obligations_________________    1694        0   1695        0   1696        29,600  1697       29,600  3.c

4. Mortgage-backed securities
(MBS):
    a. Pass-through securities:
       (1) Guaranteed by GNMA______    1698        0   1699        0   1701       477,217  1702      470,699  4.a.1
       (2) Issued by FNMA and
           FHLMC___________________    1703        0   1705        0   1706     1,912,115  1707    1,850,632  4.a.2
       (3) Other pass-through
           securities______________    1709        0   1710        0   1711           531  1713          531  4.a.3
    b. Other mortgage-backed
       securities (include CMOs,
       REMICs and stripped MBS):       RCFD            RCFD            RCFD                RCFD
                                       ----            ----            ----                ----
        (1) Issued or guaranteed
            by FNMA, FHLMC, or
            GNMA___________________    1714        0   1715        0   1716     4,563,756  1717    4,436,090  4.b.1
        (2) Collateralized by MBS
            issued or guaranteed by
            FNMA, FHLMC, or GNMA___    1718        0   1719        0   1731             0  1732            0  4.b.2
        (3) All other mortgage-
            backed securities______    1733        0   1734        0   1735        47,808  1736       47,808  4.b.3
5. Other debt securities:
     a Other domestic debt
       securities__________________    1737        0   1738        0   1739     3,216,382  1741    3,142,310  5.a
     b Foreign debt
       securities__________________    1742        0   1743        0   1744         3,175  1746        3,175  5.b
6. Equity securities:
    a. Investments in mutual funds and
        other equity securities with                                   RCFD                RCFD
                                                                       ----                ----
        readily determinable fair
        values______________________________________________________   A510       287,890  A511    1,745,218  6.a
    b. All other equity securities(1)_______________________________   1752       365,634  1753      365,634  6.b
7. Total (sum of items 1 through 6)
    (total of Column A must equal
    Schedule RC item 2.a)
    (total of column D must
     equal Schedule RC, item           RCFD            RCFD            RCFD                RCFD
                                       ----            ----            ----                ----
     2.b)__________________________    1754        0   1771        0   1772    13,943,449  1773   15,075,833  7

--------------------
  (1) Includes equity  securities  without readily  determinable  fair values at historical cost in item 6.b, column D.


                                                                                                          15
Schedule RC-B - Continued
                                                                                                    C412 7
Memoranda                                                        Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
                                                                                 RCFD
1. Pledged securities (2)                                                        0416    10,387,468  M.1
2. Maturity and repricing data for debt securities (1,2) (excluding those in nonaccrual status);
      a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political in the U.S.; other non-mortgage debt
         securities; and mortgage pass-through securities other than those       RCFD
         backed by closed-end first lien 1-4 family residential mortgages        ----
         with a remaining maturity or repricing frequency of:  (3,4)             A549       157,376  M.2.a1
         (1) Three months or less_______________________________________________ A550       250,515  M.2.a2
         (2) Over three months through 12 months________________________________ A551       789,757  M.2.a3
         (3) Over one year through three years__________________________________ A552     3,537,364  M.2.a4
         (4) Over three years through five years________________________________ A553       837,106  M.2.a5
         (5) Over five years through 15 years___________________________________ A554       609,355  M.2.a6
         (6) Over 15ears________________________________________________________
      b. Mortgage pass-through securities backed by closed-end lien 1-4 family residential mortgages with a remaining maturity or repricing
         frequency of: (3,5)____________________________________________________ A555       314,355  M.2.b1
         (1) Three months or less_______________________________________________ A556       457,784  M.2.b2
         (2) Over three months through 12 months________________________________ A557       195,174  M.2.b3
         (3) Over one year through three years__________________________________ A558       210,239  M.2.b4
         (4) Over three years through five years________________________________ A559       981,253  M.2.b5
         (5) Over five years through 15 years___________________________________ A560       140,805  M.2.b6
      c. Other mortgage-backed securities (includes CMOs, REMICs, and stripped
         MBS; exclude mortgage pass-through securities) with an expected average
         life of: (6)                                                            A561     1,621,933  M.2.c1
         (1) Three years or less________________________________________________ A562     2,861,965  M.2.c2
         (2) Over three years___________________________________________________
      d. Debt securities with a REMAINING MATURITY of one
         year or less (included in Memorandum items 2.a through 2.c above)______ A248       387,927  M.2.d
3. -6.  Not applicable
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during calendar year-to-date
   (report the amortized cost at date of sale or transfer)______________________ 1778             0  M.7
8.  Not applicable
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
   a. Amortized cost____________________________________________________________ 8782         1,707  M.9.b
   b. Fair value________________________________________________________________ 8783         1,634  M.9.a
-------------

(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)  Exclude equity securities, e.g., investments in mutual funds, Federal
     Reserve stock, common stock, and preferred stock.

(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.

(4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item
     2.a that are included in Schedule RC-N, item 9, column C, must equal
     Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, less the amount of mortgage pass-through securities other than those backed by closed -end first lien 1-4 family residential mortgages included in Schedule RC-B, item
     4.a, columns A and D.

(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien family residential mortgages included in Schedule-N, time 9, column C, must equal
     Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, less the amount of mortgage pass-through securities other than those backed by closed -end first lien 1-4 family residential mortgages included in Schedule RC-B, item
     4.a, columns A and D.

(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.


                                                                                                       16
Schedule RC-C - Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                                                   C415 7
                                                                    Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------

                                                               --(Column A)--        --(Column B)--
                                                                     Consolidated           Domestic
                                                              RCFD      Bank                 Offices
                                                              ----
1. Loans secured by real estate__________________________     1410    33,064,251   RCON                 1
                                                                                   ----
    a. Construction and land development______________________________________     1415      2,768,862  1.a
    b. Secured by farmland (including farm residential
       and other improvements)________________________________________________     1420        198,291  1.b
    c. Secured by 1-4 family residential properties:
        (1) Revolving, open-end loans secured by 1-4
            family residential properties and extended
            under lines of credit_____________________________________________     1797      2,068,024  1.c.1
        (2) All other loans secured by 1-4 family
            residential properties:
           (a) Secured by first liens_________________________________________     5367     18,819,724  1.c.2a
           (b) Secured by junior liens________________________________________     5368      1,408,346  1.c.2b
    d. Secured by multifamily (5 or more) residential
       properties_____________________________________________________________     1460        473,671  1.d
    e. Secured by nonfarm nonresidential properties___________________________     1480      7,327,333  1.e
2. Loans to depository institutions:
    a. To commercial banks in the U.S.________________________________________     1505        101,063  2.a

       (1) To U.S. branches and agencies of foreign banks     1506            59                        2.a1
       (2) To other commercial banks in the U.S.__________    1507       101,004                        2.a2
    b. To other depository institutions in the U.S._______    1517             0   1517              0  2.b


    c. To banks in foreign countries__________________________________________     1510         51,135  2.c
       (1) To foreign branches of other U.S. banks________    1513             0                        2.c1
       (2) To other banks in foreign countries____________    1516        51,135                        2.c2
3. Loans to finance agricultural production and other
   loans to farmers_______________________________________    1590       173,499   1590        173,499  3.
4. Commercial and industrial loans:
    a. To U.S. addressee(domicile)________________________    1763    23,645,379   1763     23,645,379  4.a
    b. To non-U.S. addressees(domicile)___________________    1764       347,180   1764        347,180  4.b
5. Acceptances of other banks:
    a. Of U.S. banks______________________________________    1756             0   1756              0  5.a
    b. Of foreign banks___________________________________    1757             0   1757              0  5.b
6. Loans to individuals for household, family, and other
   personal expenditures (i.e., consumer loans) (includes
   purchased paper)___________________________________________________________     1975      9,188,096  6
   a. Credit cards and related plans (includes check
      credit and other revolving credit plans)____________    2008       142,289                        6.a
   b. Other (includes single payment, installment, and
      all student loans)__________________________________    2011     9,045,807                        6.b
7. Loans to foreign government and official institutions
   (including foreign central banks)______________________    2081        22,679   2081         22,679  7
8. Obligations (other than securities and leases) of
   states and political subdivisions in the U.S.__________    2107     1,050,123   2107      1,050,123  8
9. Other loans____________________________________________    1563     2,719,047                        9
    a. Loans for purchasing or carrying securities (secured
       and unsecured)_________________________________________________________     1545        745,592  9.a
    b. All other loans (exclude consumer loans)_______________________________     1564      1,973,455  9.b
10. Lease financing receivables (net of unearned income)______________________     2165      2,297,090  10
    a. To U.S. addressees (domicile)______________________    2182     2,297,090                        10.a
    b. To non-U.S. addressees (domicile)__________________    2183             0                        10.b
11. LESS: Any unearned income on loans reflected in items
1-9 above_________________________________________________    2123             0   2123              0  11.
12. Total loans and leases, net of unearned income (sum of
items 1 through 10 minus item 11) (total of column A must
equal Schedule RC, item 4.a)______________________________    2122    72,659,542   2122     72,659,542  12



                                                                                                        17
Schedule RC-C - Continued

Part I. Continued

Memoranda                                                        Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
1. Not applicable
2. Loans and Leases restructured and in compliance with modified terms
    (included in Schedule RC-C, part I, above and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1):
    a. Loans secured by real estate:                                             RCFD
                                                                                 ----
        (1) To U.S. addressees  (domicile)____________________________________   1687        14,919  M.2.a.1

        (2) To non-U.S. addressees (domicile)_________________________________   1689             0  M.2.a.2

    b. All other loans and lease financing receivables (exclude loans to
       individuals for household, family and other personal expenditures)_____   8691             0  M.2.b

    c. Commercial and industrial loans to and lease financing receivables of non-U.S. addressees (domicile) included in Memorandum item 2.b
       above__________________________________________________________________   8692             0  M.2.c
3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or repricing
      frequency of: (1, 2)                                                       RCFD
                                                                                 ----
        (1) Three months or less______________________________________________   A564       225,370  M.3.a1
        (2) Over three months through 12 months_______________________________   A565     3,587,855  M.3.a2
        (3) Over one year through three years_________________________________   A566     1,661,821  M.3.a3
        (4) Over three years through five years_______________________________   A567     6,592,964  M.3.a4
        (5) Over five years through 15 ears___________________________________   A568     3,761,468  M.3.a5
        (6) Over 15 years_____________________________________________________   A569     2,916,237  M.3.a6
    b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family  residential properties in domestic offices
       (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a
       remaining maturity or repricing frequency of: (1,3)                       RCON
                                                                                 ----
        (1) Three months or less______________________________________________   A570    25,904,919  M.3.b1
        (2) Over three months through 12 months_______________________________   A571     4,115,941  M.3.b2
        (3) Over one year through three years_________________________________   A572     6,783,503  M.3.b3
        (4) Over three years through five years_______________________________   A573     9,628,981  M.3.b4
        (5) Over five years through 15 years__________________________________   A574     5,753,679  M.3.b5
        (6) Over 15 years_____________________________________________________   A575     1,446,274  M.3.b6
    c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or
       less___________________________________________________________________   A247    14,923,731  M.3.c
    d. Loans secured by nonfarm nonresidential properties in                     RCON
       domestic offices (reported in Schedule RC-C, part I, item 1.e, column     ----
       B) with a REMAINING MATURITY of over five years________________________   A577     2,847,184  M.3.d
       e. Commercial and industrial loans (reported in Schedule RC-C             RCFD
          part I, Item 4, column A) with a REMAINING MATURITY of over three      ----
          years_______________________________________________________________   A578     8,772,050  M.3.e

--------------------

(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.

(2) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column
     B.

(3) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, Memorandum items 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum or items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.




                                                                                                                 18

Schedule RC-C - Continued

Part I. Continued

Memoranda                                                        Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
4. Loans to finance commercial real estate, construction, and land               RCFD
   development activities (not secured by real estate) included in               ----
   Schedule RC-C, part I, items 4 and 9, column A, page RC-6(1)_______________   2746    1,105,675   M.4

5. Loans and leases held for sale (included in Schedule RC-C, part I,
   page RC-6)_________________________________________________________________   5369    1,345,694   M.5

6. Adjustable rate closed-end loans secured by first liens on 1-4 family         RCON
    residential properties in domestic offices (included in Schedule RC-C,       ----
    part I, item 1.c.(2)(a), column B, page RC-6)_____________________________   5370   11,426,398   M.6


--------------------
  (1) Exclude loans  secured by real estate that are included in Schedule  RC-C, part I, item 1, column A.


Schedule RC-D - Trading Assets and Liabilities

Schedule  RC-D is to be  completed  by banks  with $1  billion  or more in total assets or with $2 billion or more in  par/notional  amount of off-balance  sheet derivative  contracts  (as reported in Schedule  RC-L,  items 14.a through 14.e, columns A through D).
                                                                                                   C420 7
                                                                 Dollar Amounts in Thousands
---------------------------------------------------------- -----------------------------------------
ASSETS                                                                           RCON
                                                                                 ----
 1. U.S. Treasury securities in domestic offices______________________________   3531             0  1
 2. U.S. Government agency obligations in domestic offices (exclude mortgage-
    backed securities)________________________________________________________   3532             0  2
 3. Securities issued by states and political subdivisions in the U.S. in
    domestic offices__________________________________________________________   3533         5,520  3
 4. Mortgage-backed securities (MBS) in domestic offices:
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or
       GNMA___________________________________________________________________   3534             0  4.a
    b. Other mortgage-backed securities issued or guaranteed by FNHA, FHLMC,
       or GNMA (include CMOs, REMICs, and stripped MBS)_______________________   3535             0  4.b
    c. All other mortgage-backed securities___________________________________   3536             0  4.c
 5. Other debt securities in domestic offices_________________________________   3537             0  5
 6. - 8.  Not applicable
 9. Other trading assets in domestic offices__________________________________   3541       138,295  9
                                                                                 RCFN
                                                                                 ----
10. Trading assets in foreign offices________________________________________    3542             0  10
11. Revaluation gains on interest rate, foreign exchange rate, and other
commodity equity  contracts:                                                     RCON
                                                                                 ----
      a. In domestic offices_________________________________________________    3543             0  11.a
                                                                                 RCFN
                                                                                 ----
      b. In foreign  offices_________________________________________________    3543             0  11.b.
                                                                                 RCFD
                                                                                 ----
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC,
    item 5)__________________________________________________________________    3545       143,815  12

LIABILITIES                                                                      RCFD
                                                                                 ----
13.  Liability for short positions___________________________________________    3546             0  13
14. Revaluation losses on interest rate, foreign exchange rate, and other        RCFD
                                                                                 ----
    commodity and equity contracts___________________________________________    3547             0  14
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule
    RC, item 15.b)___________________________________________________________    3548             0  15


                                                                                                                18a
Schedule RC-C - Continued

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "Original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Loans to Small Businesses                                                 C418 7

1.   Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.3, column B, and all or substantially all of the dollar volume of your bank's "Commercial and Industrial loans to U.S. addresses"
     in domestic offices reported in Schedule RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (if your bank has no loans
     outstanding in BOTH of these two loans categories,                     RCON YES / NO
     place an "X" in the box marked "NO.")__________________________________6999    NO          1

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.
If NO, and your bank has loans outstanding in either loan category, skip items
2.a and 2.b, complete items 3 and 4 below, and go to item 5. If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

2.   Report the total number of loans currently outstanding for each of the following  Schedule RC-C, part I, loan categories:
  a.     "Loans secured by nonfarm nonresidential properties" in domestic
         offices reported in Schedule RC-C, part I, item 1.e, column B      RCON         Number
         (Note: Item  1.e, column B, divided by the number of loans should  ----        of Loans
          NOT exceed $100,000.)___________________________________________  5562             0           2.a

  b.     "Commercial and industrial loans to U.S. addresses" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B
         (Note: Item 4.a, column B, divided by the number of loans should
          NOT exceed $100,000.) __________________________________________  5563             0           2.b


                                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------- -------- ----------- -------- ----------- -----

3.   Number and amount currently outstanding of "Loans secured by nonfarm               (Column A)          (Column B)
     nonresidential properties" in domestic offices reported in Schedule RC-C,            Number               Amount
     part I, item 1.3, column B (sum of items 3.a through 3.c must be less than          of Loans            Currently
     or equal to Schedule RC-C, part I, item 1.3, column B):                   RCON                 RCON    Outstanding
                                                                               ----                 ----
     a.  With original amounts of $100,000 or less_______________________      5564         5,551   5565       242,107  3.a
     b.  With original amounts of more than $100,000 through $250,000____      5566         5,211   5567       712,313  3.b
     c.  With original amounts of more than $250,000 through $1,000,000__      5568         5,426   5569     2,220,791  3.c

4.   Number and amount currently outstanding of "Commercial and industrial loans to U.S. addressees' in domestic offices reported in Schedule RC-C, part I,  item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 4.a, column B):
     industrial loans to U.S.
     a.  With original amounts of $100,000 or less_______________________      5570        37,385   5571       761,529  4.a
     b.  With original amounts of more than $100,000 through $250,000____      5572         4,767   5573       527,989  4.b
     c.  With original amounts of more than $250,000 through $1,000,000__      5574         4,056   5575     1,291,488  4.c



                                                                                                            18b
Schedule RC-C-Continued

Part II, Continued

Agricultural Loans to Small Farms

5.   Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland
     (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" in domestic offices
     reported in Schedule RC-C, part I, item 3, column B, have original amounts        YES/NO
     of $100,000 or less (if your bank has no loans outstanding in BOTH of these       -----
     two categories, place an "X" in the box marked "NO.")_____________________________6860    NO            5

If YES, complete items 6.a and 6.b below and do not complete items 7 and 8.
If NO, and your bank has loans outstanding in either loan category, skip items
6.a and 6.b and complete items 7 and 8 below. If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

6.   Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
     a.   "Loans secured by farmland (including farm residential and other              Number
          improvements)" in domestic offices reported in Schedule RC-C,        RCON    of Loans
          part I, item 1.b, column B (Note: Item 1.b, column B, divided by     ----    --------
          the number of loans should NOT exceed $100,000.)_____________________5576             0            6.a


     b.  "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part I, item 3, column B (Note: Item 3, column B, divided by the number
         of loans should NOT exceed $100,000.)_________________________________5577             0            6.b



                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------- -------- ----------- -------- ----------- -----

7.   Number and amount currently outstanding of "Loans secured by farmland (including  farm residential and other improvements)" in
     domestic offices reported in Schedule RC-C, part I, item 1.b,                     (Column A)           (Column B)
     column B (sum of items 7.a through 7.c must be less than or equal                  Number                Amount
     to Schedule RC-C, part I, item 1.b, column B):                                   of Loans               Currently
                                                                               RCON                 RCON    Outstanding
                                                                               ----                 ----    -----------
     a. With original amounts of $100,000 or  less____________________________ 5578           452   5579        15,843  7.a
     b. With original amounts of more than $100,000 through $250,000__________ 5580           220   5581        28,706  7.b
     c. With original amounts of more than $250,000 through $500,000__________ 5582           130   5583        37,136  7.c
8.   Number and amount currently outstanding of "Loans to finance agricultural  production  and other loans to  farmers" in domestic offices reported  in  Schedule  RC-C,  part I, item 3,  column B,
     (sum of items 8.a through  8.c must be less than or equal to
     Schedule  RC-C,  part I, item 3 column B):


     a. With original amounts of $100,000 or less_____________________________ 5584           863   5585        15,659  8.a
     b. With original amounts of more than $100,000 through $250,000__________ 5586            99   5587        10,821  8.b
     c. With original amounts of more than $250,000 through $500,000__________ 5588            96   5589        14,799  8.c




                                                                                                               19
Schedule RC-E - Deposit Liabilities

Part I. Deposits in Domestic Offices                                                                         C425 7
                                                          ----------Transaction Accounts ----------- -Nontransaction-
                                                                                                          Accounts
                                                             (Column A)            (Column B)             (Column C)
                                                               Total               Memo: Total              Total
                                                             Transaction             Demand             nontransaction
                                                              accounts              Deposits               Accounts
                    Dollar Amounts in Thousands              (including            (included             (including
-----------------------------------------------                total                  in                   MMDAs)
                                                          demand deposits           Column A)
Deposits of:                                     RCON                     RCON                  RCON
                                                 ----                     ----                  ----
1. Individuals, partnerships and corporations___ 2201        11,619,230   2240     10,703,185   2346      44,224,049  1
2. U.S. Government______________________________ 2202            20,052   2280         20,052   2520               0  2
3. States and political subdivision in the U.S._ 2203         1,002,461   2290        304,269   2530         511,557  3
4. Commercial banks in the U.S._________________ 2206           244,283   2310        244,283   2550               0  4
5. Other depository institutions in the U.S. ___ 2207            55,689   2312         55,689   2349               0  5
6. Banks in foreign countries___________________ 2213            67,207   2320         67,207   2236               0  6
7. Foreign governments, and official
   institutions (including foreign central
   banks________________________________________ 2216                 0   2300              0   2377               0  7
8. Certified and official checks________________ 2330            52,293   2330         52,293                         8
9. Total (sum of items 1 through 8)  (sum of
   Columns A and C must equal Schedule RC,
   Item 13.a ___________________________________ 2215        13,061,215   2210     11,446,978   2385      44,735,606  9


Memoranda                                                                                     Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
1.  Selected components of total deposits (i.e., sum of item 9, columns A and C):          RCON
                                                                                           ----
a.  Total individual Retirement Accounts (IRAs) and Keogh Plan accounts________________    6835       2,231,819  M.1.a
b.  Total brokered deposits____________________________________________________________    2365       2,617,000  M.1.b
c.  Fully insured brokered deposits (included in Memorandum item 1.b above):
    (1) Issued in denominations of less than $100,000__________________________________    2343               0  M.1.c1
    (2) Issued either in denominations of $100,000 or in denominations greater than
         $100,000 and participated out by the broker in shares of $100,000 or less_____    2344               0  M.1.c2
d.  Maturity data for brokered deposits:
    (1)  Brokered deposits issued in denominations of less than $100,000 with a remaining Maturity of one year or less (included in Memorandum
         item 1.c.(1) above)___________________________________________________________    A243               0  M.1.d1
     (2) Brokered deposits issued in denominations of $100,000 or more with a remaining
         Maturity of one year or less (included in Memorandum item 1.b above)__________    A244       2,617,000  M.1.d2
e.  Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. Reported in item 3 above which are secured or collaterlized
    as required under state law) (to be completed for the December report only)________    5590             N/A  M.1.e
2.  Components of total  nontransaction  accounts (sum of Memorandum items 2.a through 2.c must equal item 9, column C, above):
   a. Savings deposits:                                                                    RCON
                                                                                           ----
      (1)  Money market deposit accounts (MMDAs)_______________________________________    6810      21,359,148  M.2.a1
      (2) Other savings deposits (excludes MMDAs) _____________________________________    0352       6,381,169  M.2.a2
   b. Total time deposits of less than $100,000________________________________________    6648      10,058,696  M.2.b
   c. Total time deposits of $100,000 or mor __________________________________________    2604       6,936,593  M.2.c
   3. All NOW accounts (included in column A above)____________________________________    2398       1,614,237  M.3
4.       Not applicable


                                                                                                                20
Schedule RC-E - Continues

Part I. Continued

Memoranda (continued)                                                                         Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
5.  Maturity and repricing data for time deposits of less than $100,000:
    a. Time deposits of less than $100,000 with a remaining maturity or repricing
       Frequency of: (1, 2)                                                                     RCON
                                                                                                ----
       (1) Three months or less ___________________________________________________________     A579       2,472,749  M.5.a1
       (2) Over three months through 12 months_____________________________________________     A580       4,948,896  M.5.a2
       (3) Over one year through three years_______________________________________________     A581       2,297,614  M.5.a3
       (4) Over three years _______________________________________________________________     A582         339,437  M.5.a4

    b. Time deposits of less than $100,000 with a REMAINING MATURITY
        of one year or less (included in Memorandum items 5.a.(1) through 5.a.(4) above)___     A241       7,420,890  M.5.b

6.  Maturity and repricing data for time deposits of $100,000 or more:
    a. Time deposits of $100,000 or more with a remaining maturity or repricing
       Frequency of: (1, 3)
       (1) Three months or less ___________________________________________________________     A584       1,665,973  M.6.a1
       (2) Over three months through 12 months_____________________________________________     A585       4,528,262  M.6.a2
       (3) Over one year through three years_______________________________________________     A586         641,869  M.6.a3
       (4) Over three years _______________________________________________________________     A587         100,489  M.6.a4
    b. Time deposits of $100,000 or more with a REMAINING MATURITY
        of one year or less (included in Memorandum items 6.a(1) through 6.a(4) above)_____     A242       6,011,662  M.6.b


--------

(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency

(2)  Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E
     Memorandum item 2.b above.

(3)  Sum of Memorandum items 6.a.(1) through 6.a.(4) must equal Schedule RC-E
     Memorandum item 2.c above.


                                                                                                              21
Schedule RC-E - Continued

Part II, Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

Deposits of:                                                                               Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                                                                                               RCFN
                                                                                               ----
1. Individuals, partnerships, and corporations_______________________________________________  2621    11,356,903  1
2. U.S. banks (including IBFs and foreign branches of U.S. banks)____________________________  2623             0  2
3. Foreign banks (including U.S. branches and agencies of foreign banks,
   including their IBFs) ____________________________________________________________________  2625       171,929  3
4. Foreign governments and official institutions (including foreign central banks)___________  2650             0  4
5. Certified and official checks_____________________________________________________________  2330             0  5
6. All other deposits________________________________________________________________________  2668             0  6
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)______________________  2200    11,528,832  7


Memorandum                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               RCFN
                                                                                               ----
1. Time deposits with a remaining maturity of one year or less
   (included in Part II, item 7 above)_______________________________________________________  A245    11,528,831  M.1


Schedule RC-F - Other Assets
                                                                                                             C430 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                                               RCFD
                                                                                               ----
1. Income earned, not collected on loans____________________________________________________   2164       432,142  1.
2. Net deferred tax assets (1)______________________________________________________________   2148             0  2.
3. Interest-only strips receivable (not in the form of a security)(2) on:
   a. Mortgage loans _______________________________________________________________________   A519             0  3.a
   b. Other financial assets________________________________________________________________   A520             0  3.b
4. Other (itemize and describe amounts that exceed 25% of this item)________________________   2168     1,340,369  4.
                         TEXT                                             RCFD
                                                                          ----
   a.    3549                                                             3549             0                       4.a
   b.    3550                                                             3550             0                       4.b
   c.    3551                                                             3551             0   RCFD                4.c
                                                                                               ----
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11)_______________________   2160     1,772,511  5.


                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
Memorandum                                                                                     RCFD
                                                                                               ----
1. Deferred tax assets disallowed for regulatory capital purposes___________________________    5610             0  M.1
     -------------------------------------

Schedule RC-G - Other Liabilities
                                                                                                             C435 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                                               RCON
1. a.  Interest accrued and unpaid on deposits in domestic offices(3)_______________________   3645       140,834  1.a
                                                                                               RCFD
                                                                                               ----
                                                                                               3646       359,391  1.b
   b.  Other expenses accrued and unpaid (includes accrued income taxes payable)____________   3049       492,903  2.
                                                                                               3000        66,493  3.
2. Net deferred tax liabilities (1)_________________________________________________________   2938       965,640  4.
3. Minority interest in consolidated subsidiaries___________________________________________
4. Other (itemize and describe amounts that exceed 25% of this item)________________________
                         TEXT                                             RCFD
                                                                          ----
          a. 3552 A/P FACTORING                                           3552       404,156                       4.a
          b. 3553                                                         3553             0                       4.b
          c. 3554                                                         3554             0   RCFD                4.c
                                                                                               ----
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)_______________________   2930     2,025,261  5.

----------
(1)  See discussion of deferred income taxes in Glossary entry on "income taxes."
(2)  Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.
(3)  For savings banks, includes `dividends' accrued and unpaid on deposits.


                                                                                                              22
Schedule RC-H - Selected Balance Sheet Items for Domestic Offices
                                                                                                             C440 7
                                                                                           Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Domestic Offices
                                                                                               RCON
                                                                                               ----
1.       Customers' liability to this bank on acceptances outstanding_________________________ 2155       168,835  1
2.       Bank's liability on acceptances executed and outstanding_____________________________ 2920       168,835  2
3.       Federal funds sold and securities purchased under agreements to resell_______________ 1350     2,546,167  3
4.       Federal funds purchased and securities sold under agreements to repurchase___________ 2800    11,129,477  4
5.       Other borrowed money ________________________________________________________________ 3190     5,199,950  5
     EITHER
6.       Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs__________ 2163             0  6
     OR
7.       Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs____________ 2941    11,532,786  7
8.       Total assets (excludes net due from foreign offices, Edge and Agreement
         subsidiaries, and IBFs) _____________________________________________________________ 2192    96,986,322  8
9.       Total liabilities (excludes net due to foreign offices, Edge and Agreement
         subsidiaries, and IBFs  _____________________________________________________________ 3129    77,384,391  9
 In items 10-17 report the amortized (historical) cost of both held-to-maturity
And available-for-sale securities in domestic offices.
10.      U.S. Treasury securities_____________________________________________________________ 1039       362,129  10
11.      U.S. Government agency obligations (exclude mortgage-backed
         Securities) _________________________________________________________________________ 1041     2,291,855  11
12.      Securities issued by states and political subdivisions in the U.S.___________________ 1042       414,957  12
13.      Mortgage-backed securities (MBS):
         a.   Pass-through securities:
              (1)  Issued or guaranteed by FNMA, FHLMC, or GNMA ______________________________ 1043     2,389,332  13.a.1
              (2)  Other pass-through securities _____________________________________________ 1044           531  13.a.2
         b.   Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
              (1)  Issued or guaranteed by FNMA, FHLMC, or GNMA ______________________________ 1209     4,563,756  13.b.1
              (2)      All other mortgage-backed securities___________________________________ 1280        47,808  13.b.2
14.      Other domestic debt securities_______________________________________________________ 1281     3,216,382  14
15.      Foreign debt securities______________________________________________________________ 1282         3,175  15
16.      Equity securities:
         a.   Investments in mutual funds and other equity securities with readily
              determinable Fair values _______________________________________________________ A510       287,890  16.a
         b.       All other equity securities_________________________________________________ 1752       365,634  16.b
17.      Total amortized (historical) cost of both held-to-maturity and available-for-sale
         Securities (sum of items 10 through 16)______________________________________________ 1374    13,943,449  17

Memorandum
(to be completed only by banks with IBFs and other "foreign" offices)
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
         EITHER                                                                                RCON
                                                                                               ----
1.       Net due from the IBF of the domestic offices of the reporting bank___________________ 3051             0  M.1
         OR
2.       Net due to the IBF of the domestic offices of the reporting bank_____________________ 3059        51,614  M.2



                                                                                                           23
Schedule RC-1 - Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.                                         C445 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                                                                                RCFN
                                                                                                ----
1.  Total IBF assets of the consolidated bank (component of Schedule RC, item 12)______________ 2133             0  1
2.  Total IBF loans and lease financing receivables (component of Schedule RC-C, part
    I, Item 12, column A)______________________________________________________________________ 2076             0  2
3.  IBF commercial and industrial loans (component of Schedule RC-C, part I, item 4,
    column A) _________________________________________________________________________________ 2077             0  3
4.  Total IBF liabilities (component of Schedule RC, item 21)__________________________________ 2898        51,614  4
5.  IBF deposit liabilities due to banks, including other IBFs (component of Schedule  RC-E,
    Part II, items 2 and 3)____________________________________________________________________ 2379        51,596  5
6.  Other IBF deposit liabilities (component of Schedule RC-E, part II, items 1, 4, 5, and 6) _ 2381             0  6

Schedule RC-K - Quarterly Averages (1)
                                                                                                             C455 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          RCFD
                                                                                                ----
1.  Interest-bearing balances due from depository institutions_________________________________ 3381        19,269  1.
2.  U.S. Treasury securities and U.S. Government agency obligations (2)
    (including mortgage-backed securities
    issued or guaranteed by FNMA, FHLMC, or GNMA) _____________________________________________ 3382     9,774,441  2.
3.  Securities issued by states and political subdivisions in the U.S.(2)______________________ 3383       421,935  3.
4.  a  Other debt securities (2)
      ( including mortgage-backed securities not
       issued or guaranteed by FNMA, FHLMC, or GNMA)___________________________________________ 3647     3,239,619  4.a
    b. Equity securities (3) (includes investments in mutual funds and Federal Reserve stock)__ 3648       446,093  4.b
5.  Federal funds sold and securities purchased under agreements of resell_____________________ 3365     2,602,087  5
6.  Loans:
    a. Loans in domestic offices:                                                               RCON
                                                                                                ----
       (1)  Total loans _______________________________________________________________________ 3360    68,663,484  6.a.1
       (2)  Loans secured by real estate ______________________________________________________ 3385    32,146,808  6.a.2
       (3)  Loans to finance agricultural production and other loans to farmers________________ 3586       173,789  6.a.3
       (4)  Commercial and industrial loans ___________________________________________________ 3387    25,026,955  6.a.4
       (5)  Loans to individuals for household, family, and other personal expenditures________ 3388     9,446,892  6.a.5
                                                                                                RCFN
                                                                                                ----
    b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs_______________ 3360             0  6.b
                                                                                                RCFD
                                                                                                ----
7.  Trading assets_____________________________________________________________________________ 3401       128,399  7.
8.  Lease financing receivables (net of unearned income)_______________________________________ 3384     2,222,436  8.
9.  Total assets (4)___________________________________________________________________________ 3368    93,393,466  9
LIABILITIES                                                                                     RCON
10. Interest-bearing transaction accounts in domestic (NOW accounts, ATS accounts,              ----
    And telephone and preauthorized transfer accounts) (exclude demand deposits) ______________ 3485     1,492,306  10
11. Nontransaction accounts in domestic offices:
    a. Money market deposit accounts (MMDAs) __________________________________________________ 3486    21,791,275  11.a
    b. Other savings deposits _________________________________________________________________ 3487     6,529,034  11.b
    c. Time deposits of $100,000 or more ______________________________________________________ A514     6,462,377  11.c
    d. Time deposits of less than $100,000_____________________________________________________ A529     9,943,085  11.d
                                                                                                RCFN
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and          ----
    IFB's______________________________________________________________________________________ 3404    10,523,547  12
                                                                                                RCFD
                                                                                                ----
13. Federal funds purchased and securities sold under agreements to repurchase_________________ 3353    11,244,560  13
                                                                                                RCFD
14. Other borrowed money                                                                        ----
    (includes mortgage indebtedness and obligations under capitalized leases)__________________ 3355     5,914,842  14

----------

(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).

(2) Quarterly averages for all debt securities should be based on amortized cost.

(3) Quarterly averages for all equity securities should be based on historical cost.

(4)  The quarterly averages for total assets should reflect all debt securities
     (not held for trading) at amortized costs, equity securities with readily determinable fair values at the lower of cost of fair value, and equity securities without readily determinable fair values at historical cost.


                                                                                                              24
Schedule RC-L - Off-Balance Sheet Items

Please read  carefully the  instructions  for the  preparation of Schedule RC-L.
Some of the amounts Reported in Schedule RC-L are regarded as volume  indicators and not necessarily as measures of risk.
                                                                                                             C460 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
1.  Unused commitments:
    a.  Revolving, open-end lines secured by 1-4 family residential properties, e.g., home      RCFD
                                                                                               ----
    equity lines_____________________________________________________________________________   3814     1,558,238  1.a
    b.  Credit card lines____________________________________________________________________   3815             9  1.b
    c.  Commercial real estate, construction, and land development:
        (1)  Commitments to fund loans secured by real estate________________________________   3816     1,869,153  1.c.1
        (2)  Commitments to fund loans not secured by real estate____________________________   6550     1,185,542  1.c.2
    d.  Securities underwriting______________________________________________________________   3817             0  1.d
    e.  Other unused commitments_____________________________________________________________   3818    40,785,764  1.e
2.  Financial standby letters of credit and foreign office guarantees__________RCFD             3819     6,433,226  2.
                                                                              ----
    a.  Amount of financial standby letters of credit conveyedto others________3820    796,620                      2.a
3.  Performance standby letters of credit and foreign office guarantees _____________________   3821       542,589  3.
    a.  Amount of performance standby letters of credit conveyed to others ____3822      5,547                      3.a
4.  Commercial and similar letters of credit_________________________________________________   3411       136,025  4.
5.  Participations in acceptances (as described in the instructions) conveyed to others by
    the reporting bank_______________________________________________________________________   3428             0  5
6.  Participations in acceptances (as described in the instructions) acquired by the
    reporting (nonaccepting) bank____________________________________________________________   3429            62  6
7.  Securities borrowed______________________________________________________________________   3432             0  7.
8.  Securities lent (including customers' securities lent where the customer is
    indemnified against  Loss by the reporting bank)_________________________________________   3433       144,722  8
9.  Financial assets transferred with recourse that have been treated as
    Sold for Call Report purposes:
    a.  First lien 1-to-4 family residential mortgage loans:                                    RCFD
        (1)  Outstanding principal balance of mortgages transferred                             ----
             as of the report date___________________________________________________________   A521       163,818  9.a.1
        (2)  Amount of recourse exposure on these mortgages
             as of the report date___________________________________________________________   A522         1,848  9.a.2
    b.  Other financial assets (excluding small business obligations reported in item 9.c):
        (1)  Outstanding principal balance of assets transferred
             as of the report date___________________________________________________________   A523       247,892  9.b.1
        (2)  Amount of recourse exposure on these assets
             as of the report date___________________________________________________________   A524       247,892  9.b.2
    c.  Small  business  obligations   transferred  with  recourse  under
        Section 208 of the Reigle  Community  Development  and Regulatory
        Improvement Act of 1994:
        (1)  Outstanding principal balance of small business obligations
             transferred as of the report date_______________________________________________   A249             0  9.c.1
        (2)  Amount of retained recourse on these obligations as of the report date__________   A250             0  9.c.2
10. Notional amount of credit derivatives:
    a.  Credit derivatives on which the reporting bank is the guarantor______________________   A534             0  10.a
    b.  Credit derivatives on which the reporting bank is the beneficiary____________________   A535             0  10.b
11. Spot foreign exchange contracts__________________________________________________________   8765       144,910  11
12.  All  other  off-balance  sheet  liabilities   (exclude   off-balance  sheet
     derivatives)  (itemize and describe Each component of this item over 25% of
     Schedule RC, item 28, "Total equity capital")___________________________________________   3430     1,520,303  12
                                 TEXT                                          RCFD
                                                                               ----
       a.  3555 MORTGAGE SERVICING RIGHTS                                      3555  1,520,303                      12.a
       b.  3556                                                                3556          0                      12.b
       c.  3557                                                                3557          0                      12.c
       d.  3558                                                                3558          0                      12.d







                                                                                                                 25
Schedule RC-L - Continued

13.  All other off-balance sheet assets (exclude off-balance sheet derivatives)(itemize and        RCFD
                                                                                                   ----
    describe each component of this item over 25% Schedule RC item 28., "Total equity capital")___ 5591             0  13

                TEXT                                                          RCFD
                                                                              ----
a.       5592                                                                 5592             0                       13.a
b.       5593                                                                 5593             0                       13.b
c.       5594                                                                 5594             0                       13.c
d.       5595                                                                 5595             0                       13.d

Off-Balance Sheet Derivatives                                                                                C461 7
         Position Indicators                                                              Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

14.  Gross amounts (e.g., notional             (Column A)          (Column B)          (Column C)          (Column D)
     amounts) (for each column, sum             Interest            Foreign              Equity            Commodity
     of items 14.a through 14.e must              Rate              Exchange           Derivative          and other
     equal sum of items 15, 16.a and            Contracts          Contracts           Contracts           Contracts
     16.b):                             RCFD                RCFD                RCFD                RCFD
                                        ----                ----                ----                ----
     a.  Futures contract__________     8693     1,402,000  8694            0   8695            0   8696            0  14.a
     b.  Forward contracts_________     8697     1,844,250  8698    1,906,759   8699            0   8700            0  14.b
     c.  Exchange-traded option
         contracts:
         (1) Written options_______     8701             0  8702            0   8703            0   8704            0  14.c1
         (2)  Purchased options____     8507             0  8706            0   8707            0   8708            0  14.c2
     d.  Over-the-counter options
         contracts:
         (1)  Written options______     8709     2,712,797  8710       15,331   8711      286,666   8712            0  14.d1
         (2)  Purchased options____     8713     3,163,265  8714       15,331   8715      286,666   8716            0  14.d2
     e.  Swaps_____________________     3450    21,659,581  3826      163,881   8719       53,546   8720       20,000  14.e
15.  Total gross notional amount of
     derivative contracts held for
     trading_______________________     A126             0  A127            0   8723            0   8724            0  15
16.  Total gross notional amount of
     derivative contracts held for
     purposes other than trading:       RCFD                RCFD                RCFD                RCFD
                                        ----                ----                ----                ----
     (a)  Contracts marked to
          market __________________     8725    27,286,558  8726    2,067,356   8727      626,878   8728       20,000  16.a
     (b)  Contracts not marked to
          market___________________     8729     3,495,335  8730       33,946   8731            0   8732            0  16.b
     (c)  Interest rate swaps where     RCON
          the bank has agreed to        ----
          pay a fixed rate_________     A589    10,419,791                                                             16.c



                                                                                                              26
Schedule RC-L - Continued

                                                                                           Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------

Off-Balance Sheet Derivatives                  (Column A)          (Column B)          (Column C)          (Column D)
          Position Indicators                   Interest            Foreign              Equity            Commodity
                                                  Rate              Exchange           Derivative          and other
17.  Gross fair value of derivative             Contracts          Contracts           Contracts           Contracts
     contracts:
     a.  Contracts held for trading:    RCFD                RCFD                RCFD                RCFD
         (1)  Gross positive fair       ----                ----                ----                ----
              value __________________  8733             0  8734            0   8735            0   8736            0  17.a1
         (2)  Gross negative fair
              value __________________  8737             0  8738            0   8739            0   8740            0  17.a2
     b.  Contracts held for purposes
         other than trading that are
         marked to market:
         (1)  Gross positive fair
              value___________________  8741       349,629  8742       30,845   8743       64,037   8744          351  17.b1
         (2)  Gross negative fair
              value __________________  8745       317,789  8746       19,291   8747       58,316   8748          732  17.b2
     c.  Contracts held for purposes
         other than trading that are
         not marked to market:
         (1) Gross positive fair
             value____________________  8749        16,280  8750        2,636   8751            0   8752            0  17.c1
         (2) Gross negative fair
             value ___________________  8753        17,338  8754            0   8755            0   8756            0  17.c2


Memorandum                                                                                 Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
1.-2.  Not applicable
3.     Unused commitments with an original maturity exceeding one year that are reported in        RCFD
       Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of             ----
       Commitments that are fee paid or otherwise legally binding)________________________________ 3833    26,765,322  M.3
       a.  Participations in commitments with an original maturity            RCFD
                                                                              ----
           exceeding one year conveyed to others____________________________  3834   1,020,767                         M.3.a
4.     To be completed only by banks with $1 billion or more in total assets:                      RCFD
       Standby letters of credit and foreign office guarantees (both financial and performance)    ----
       issued  to non-U.S. addressees (domicile) included in Schedule RC-L, items 2 and 3, above__ 3377        23,982  M.4
5.     Loans to individuals for household, family, and other personal expenditures that have been securitized and sold (with servicing retained), amounts
       outstanding by type of loan:                                                                RCFD
       a.  Loans to purchase private passenger automobiles                                         ----
           (to be completed for the September report only)________________________________________ 2741           N/A  M.5.a
       b.  Credit cards and related plans (TO BE COMPLETED QUARTERLY)_____________________________ 2742             0  M.5.b
       c.  All other consumer credit (including mobile home loans)
           (to be completed for the September report only)________________________________________ 2743           N/A  M.5.c





                                                                                                                 27
Schedule RC-M-Memorandum
                                                                                                             C465 7
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
1.  Extensions of credit by the reporting bank to its executive officers, directors,
    principal shareholders, and their related interests as of the report date:                             RCFD
    a.  Aggregate amount of all extensions of credit to all executive officers, directors,                 ----
        principal  shareholders, and their related interests__________________________________             6164      974,100   1.a
    b.  Number of executive officers, directors, and principal shareholders to whom the
        amount of all extensions of credit by the reporting bank (including extensions of    RCFD   Number
        credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent   ----   ------
        of total capital as defined for this purpose in agency regulations _________________ 6165        8                     1.b
2.  Federal funds sold and securities purchased under agreements to resell with U.S.                       RCFD
    branches  and agencies of foreign banks (1)                                                            ----
    (included in Schedule RC, item 3)_____________________________________________________________________ 3405             0  2
3.  Not applicable.
4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for others
    (include both retained servicing and purchased servicing):
    a.  Mortgages serviced under a GNMA contract:_________________________________________________________ 5500     3,155,471  4.a
    b.  Mortgages serviced under a FHLMC contract:
        (1)  Serviced with recourse to service____________________________________________________________ 5501        16,021  4.b.1
        (2)  Serviced without recourse to servicer________________________________________________________ 5502     7,308,430  4.b.2
    c.  Mortgages serviced under a FNMA contract:
        (1)  Serviced under a regular option contract_____________________________________________________ 5503        42,584  4.c.1
        (2)  Serviced under a special option contract_____________________________________________________ 5504     9,149,630  4.c.2
    d.  Mortgages serviced under other servicing contracts________________________________________________ 5505    20,269,519  4.d
5.  To be completed only by banks with $1 billion or more in total assets:
    Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must
    Equal Schedule RC, item 9):
    a.  U.S. addressees (domicile)________________________________________________________________________ 2103       168,835  5.a
    b.  Non-U.S. addressees (domicile)____________________________________________________________________ 2104             0  5.b
6.  Intangible assets:
    a.  Mortgage Servicing Assets_________________________________________________________________________ 3164       287,169  6.a
        (1)  Estimated fair value of mortgage servicing assets____________________________________________ A590       396,548  6.a.1
    b.  Other identifiable intangible assets:
        (1)  Purchased credit card relationships and nonmortgage servicing assets_________________________ 8026             0  6.b.1
        (2)  All other identifiable intangible assets_____________________________________________________ 5507        24,306  6.b.2
    c.  Goodwill__________________________________________________________________________________________ 3163       269,779  6.c
    d.  Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c) (must equal Schedule RC, item 10______________ 2143       581,254  6.d
    e.  Amount of intangible assets (included in item 6.b.(2) above) that have been
        grandfathered or are otherwise qualifying for regulatory capital purposes_________________________ 6442             0  6.e
7.  Mandatory convertible debt, net of common or perpetual preferred stock dedicated to
    redeem the debt_______________________________________________________________________________________ 3295             0  7

-------------
(1) Do not report federal funds sold and securities purchased under agreements toresell with other commercial banks in the U.S. in this item.



                                                                                                                28
Schedule RC-M - Continued
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
8. a.  Other real estate owned:                                                               RCFD
                                                                                              ----
       (1)  Direct and indirect investments in real estate ventures_________________________  5372             0  8.a.1
       (2)  All other real estate owned:                                                      RCON
                                                                                              ----
            (a)  Construction and land development in domestic offices______________________  5508         4,058  8.a.2a
            (b)  Farmland in domestic offices_______________________________________________  5509             0  8.a.2b
            (c)  1-4 family residential properties in domestic offices______________________  5510        16,290  8.a.2c
            (d)  Multifamily (5 or more) residential properties in domestic offices ________  5511             0  8.a.2d
            (e)  Nonfarm nonresidential properties in domestic offices______________________  5512        15,641  8.a.2e
                                                                                              RCFN
                                                                                              ----
            (f)  In foreign offices_________________________________________________________  5513             0  8.a.2f
                                                                                              RCFD
                                                                                              ----
       (3)  Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)_______  2150     35,989  8.a.3
   b.  Investments in unconsolidated subsidiaries and associated companies:
       (1)  Direct and indirect investments in real estate ventures_________________________  5374             0  8.b.1
       (2)  All other investments in unconsolidated subsidiaries and associated companies___  5375             0  8.b.2
       (3)  Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)_______  2130             0  8.b.3
9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
   item 23, "Perpetual preferred stock and related surplus"_________________________________  3778             0  9
10.  Mutual fund and annuity sales in domestic offices during the quarter (include            RCON
     proprietary,  private label, and third party products):                                  ----
     a.  Money market funds_________________________________________________________________  6441     1,983,486  10.a
     b.  Equity securities funds____________________________________________________________  8427       185,818  10.b
     c.  Debt securities funds______________________________________________________________  8428        36,484  10.c
     d.  Other mutual funds_________________________________________________________________  8429        63,677  10.d
     e.  Annuities__________________________________________________________________________  8430       133,081  10.e
     f.  Sales of proprietary mutual funds and annuities (included in items 10.a through
         10.e above)________________________________________________________________________  8784     2,049,476  10.f
11.  Net unamortized realized deferred gains (losses)                                         RCFD
     on off-balance sheet derivative contracts included                                       ----
     in assets and liabilities reported in Schedule RC _____________________________________  A525             0  11
12.  Amount of assets netted against  nondeposit  liabilities  and deposits in
     foreign  offices  (other  than  insured  branches in Puerto Rico and U.S.                RCFD
     territories  and  possessions)  on the  balance  sheet  (Schedule  RC) in                ----
     accordanance with generally accepted accounting principles(1)__________________________  A526             0  12
13.  Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than $10 million and exceeds ten percent
     of total assets)_______________________________________________________________________  A591             0  13
----------------------------------------------------------------------------------------------------------------------------


     Memorandum                                                                                  Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
1.  Reciprocal holdings of banking organizations' capital instruments                          RCFD
                                                                                               ----
    (to be completed for the December report only)__________________________________________   3836           N/A  M.1


----------------------------------------------------------------------------------------------------------------------------
----------
(1)  Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, Deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.


                                                                                                              29
Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets



The FFIEC regards the information reported in all of Memorandum item 1, in items
1 through 10 Column A, and in Memorandum items 2 through 4, column A, as                               C4707
confidential.                                                                       Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------

                                                        --(Column A)--             -(Column              --(Column
                                                           Past due                   B)-                   C)--
                                                         30 through 89            Past due 90            Nonaccrual
                                                        days and still              days or
                                                           accruing                  more
                                                                                   and still
1.  Loans secured by real estate:                RCFD                     RCFD     accruing     RCFD
                                                 ----                     ----                  ----
    a.  To U.S. addressees (domicile)_________   1245           199,016   1246         16,504   1247         116,772 1.a
    b.  To non-U.S. addressees (domicile)_____   1248               265   1249                  1250             124 1.b
2.  Loans to depository institutions and
    acceptances of other banks:
                                                 RCFD                     RCFD                  RCFD
    a.  To U.S. banks and other U.S.             ----                     ----                  ----
        depository institutions_______________   5377               500   5378              0   5379               0 2.a
    b.  To foreign banks______________________   5380                 0   5381              0   5382           2,615 2.b
3.  Loans to finance agricultural production
    and other loans to farmers________________   1594             5,426   1597            725   1583           1,627 3.
4.  Commercial and industrial loans:
    a.  To U.S. addressees (domicile)_________   1251           245,452   1252         61,002   1253         127,527 4.a
    b.  To non-U.S. addressees (domicile)_____   1254               489   1255              0    1256          1,542 4.b
5.  Loans to individuals for household,
    family, and other personal expenditure:      RCFD                     RCFD                  RCFD
                                                 ----                     ----                  ----
    a.  Credit cards and related plans _______   5383             1,190   5384            123   5385             399 5.a
    b.  Other (includes single payment,
        installment, and all student loans)___   5386           152,527   5387        102,637   5388          28,068 5.b
6.  Loans to foreign governments and official
    institutions______________________________   5389               347   5390             70   5391               6 6
7.  All other loans___________________________   5459            13,740   5460          2,059   5461           1,765 7
8.  Lease financing receivables:
    a.  Of U.S. addressees (domicile)_________   1257           184,326   1258          9,756   1259              85 8.a
    b.  Of non-U.S. addressees (domicile)_____   1271                 0   1272              0    1791              0 8.b
9.  Debt securities and other assets (exclude
    other real estate owned and other
    repossessed assets) ______________________   3505                 0   3506              0   3507               0 9


======================================================================================================

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and Nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already Been included in the amounts reported in items 1 through 8.

10.  Loans and leases reported in items 1        RCFD                     RCFD                  RCFD
     through 8 above which are wholly or         ----                     ----                  ----
     partially guaranteed by the U.S.
     Government______________________________    5612            98,905   5613        103,803   5614           2,804  10
     a.  Guaranteed portion of loans and
         leasesincluded in item 10 above_____    5615            97,383   5616        103,795   5617           2,243  10.a


----------------



                                                                                                                        30
Schedule RC-N - Continues
                                                                                                                      C473
                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------


                                                         --(Column A)--             -(Column B)-        --(Column C)--
                                                            Past due                Past due 90           Nonaccrual
Memoranda                                                 30 through 89               days or
                                                         days and still                more
1.  Restructured loans and leases included in               accruing                 and still
    Schedule RC-N, items 1 through 8, above        RCFD                     RCFD     accruing    RCFD
    (and not reported in Schedule RC-C, Part 1,    ----                     ----                 ----
    Memorandum item 2)..........................   1658            0        1659            0    1661       2,156       M.1

2.  Loans to finance commercial real estate,
    construction, and land development activities  RCFD                     RCFD                  RCFD
    (not secured by real estate) included          ----                     ----                  ----
    in Schedule RC-N, items 4 and 7, above......   6558        3,455        6559                  6560      1,200       M.2

3.  Loans secured by real estate in domestic
    offices (included in Schedule RC-N, item 1,    RCON                     RCON              0   RCON
    above):                                        ----                     ----                  ----
    a.  Construction and land development.......   2759       36,435        2769          1,515   3492     10,203       M.3a
    b.  Secured by farmland.....................   3493        2,062        3494            364   3495        337       M.3b
    c.  Secured by 1-4 family residential
        properties:
        (1)  Revolving, open-end loans
             secured by 1-4 family residential     RCON                     RCON                  RCON
             properties and extended under lines   ----                     ----                  ----
             of credit..........................   5398       12,203        5399          1,675   5400      1,716       M.3.c1
        (2)  All other loans secured by 1-4
             family residential properties......   5401      106,365        5402          8,581   5403     74,009       M.3c2
    d.  Secured by multifamily (5 or more)
        residential properties..................   3499        3,326        3500              0   3501        616       M.3d
    e.  Secured by nonfarm nonresidential
        properties..............................   3502       38,890        3503          4,369   3504     30,015       M.3e

                                                         ---(Column A)---             -(Column B)-
                                                             Past due                 Past due 90
                                                           30 through 89              days or more
                                                          days and still                and still
                                                             accruing                   accruing
4.  Interest rate, foreign exchange rate, and
    other commodity and equity contracts:          RCFD                     RCFD
    a.  Book value of amounts carried as           ----                     ----
        assets..................................   3528            0        3528              0                          M.4.a
    b.  Replacement cost of contracts with a
        positive replacement cost...............   3529            0        3530              0                          M.4.b

------------------------------------------------------------------------------------------------------------------------------
Person to whom questions about the Reports of Condition and Income should be directed:                                    C477

            Name                    Title    Area Code/Phone Number/Extension
   8901     TODD BAILEY      8901   AVP      8902  (404) 724-3835
         -------------------        -------        ---------------------------
                                             TEXT  Fax: Area Code/Phone Number
                                             9116 (404) 827-6501
                                                  ----------------------------
------------------------------------------------------------------------------------------------------------------------------



                                                                                                                         31
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments
                                                                                                                     C475 7
                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
1.  Unposted debits (see instructions):                                                        RCON
                                                                                               ----
     a.  Actual amount of all unposted                                                         0030             0  1.a
          OR
     b.  Separate amount of unposted debits:
          (1)  Actual amount of unposted debits to demand deposits                             0031             0  1.b.1
          (2)  Actual amount of unposted debits to time and savings deposits (1)               0032             0  1.b.2

2.  Unposted credits (see instructions):
     a.  Actual amount of all unposted credits                                                 3510             0  2.a
          OR
     b.  Separate amount of unposted credits:
          (1)  Actual amount of unposted credits to demand deposits                            3512             0  2.b.1
          (2)  Actual amount of unposted credits to time and savings deposits (1)              3514             0  2.b.2

3.  Uninvested trust funds (cash) held in bank's own trust department (not included in total
     deposits in domestic offices)                                                             3520             0  3.

4.  Deposits of consolidated subsidiaries in domestic offices and in insured branches in
     Puerto Rico and U.S. territories and possessions (not included in total deposits):
     a.  Demand deposits of consolidated subsidiaries                                          2211             0  4.a
     b.  Time and savings deposits (1) of consolidated subsidiaries                            2351             0  4.b
     c.  Interest accrued and unpaid on deposits of consolidated subsidiaries                  5514             0  4.c

5.  Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
     a.  Demand deposits in insured branches (included in Schedule RC-E, Part II)              2229             0  5.a
     b.  Time and saving deposits(1) in insured branches (included in Schedule RC-E, Part
          II)                                                                                  2383             0  5.b
     c.  Interest accrued and Unpaid on deposits in insured branches
          (included in Schedule RC-G, item 1.b)                                                5515             0  5.c

6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit
     liabilities of the reporting bank:                                                        RCON
     a.  Amount reflected in demand deposits (included in Schedule RC-E, Part I,               ----
          Item 4 or 5 column B)                                                                2314             0  6.a
     b.  Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Part
          I, Item 4 or 5, column A or C, but not column B)                                     2315             0  6.b

7.  Unamortized premiums and discounts on time and savings deposits: (1)
     a.  Unamortized premiums                                                                  5516             0  7.a
     b.  Unamortized discounts                                                                 5517             0  7.b

8.  To be completed by banks with "Oakar deposits".
     a.  Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than
          insured branches in Puerto Rico and U.S. territories and possessions):               RCON
          (1)  Total deposits purchased or acquired from other                                 ----
               FDIC-insured institutions during the quarter                                    A531             0  8.a.1
          (2)  Amount of purchased or acquired deposits reported in item
               8.a.(1) above attributable to a secondary fund (i.e., BIF                       RCON
               members report deposits attributable  to SAIF;  SAIF members                    ----
               report deposits attributable to BIF)                                            A532             0  8.a.2
     b.  Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and
          possessions)                                                                         A533                8.b

----------

(1) For FDIC and FICO insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.



                                                                                                                    32

Schedule RC-O - Continued

                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
                                                                                               RCON
                                                                                               ----
9.   Deposits in lifeline accounts                                                             5596                  9
10.  Benefit-responsive "Depository Institution Investment Contracts" (included in total
       deposits in domestic offices)                                                           8432             0   10
11.  Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
       a.  Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and
            savings associations and insured branches in Puerto Rico and U.S. territories      RCON
            and possessions that were reported on a gross basis in Schedule RC-E               ----
            had been reported on a net basis                                                   8785             0  11.a
       b.  Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other
            U.S. banks (other than insured branches in Puerto Rico and U.S.
            territories and possessions) that were reported on a net basis in
            Schedule RC-E had been reported on a gross basis                                   A181             0  11.b
       c.  Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S.
            territories and possessions in Schedule RC-E                                       A182             0  11.c

12.  Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
       a.  Amount of assets netted against demand deposits                                    A527             0  12.a
       b.  Amount of assets netted against time and savings deposits                          A528             0  12.b

Memoranda (To be completed each quarter except as noted)                                   Dollar Amounts in Thousands

1. Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and
     1.b.(1) must equal Schedule RC, item 13.a):                                              RCON
     a.  Deposit accounts of $100,000 or less:                                                ----
          (1)  Amount of deposit accounts of $100,000 or less                                 2702     34,824,188  M.1.a1
                                                                       RCON     Number
          (2)  Number of deposit accounts of $100,000 or less          ----     ------
                 (to be completed for the June report only)            3779    4,529,509                           M.1.a2
                                                                                               RCON
     b.  Deposit accounts of more than $100,000:                                               ----
          (1)  Amount of deposit accounts of more than $100,000                                2710     22,972,633  M.1.b1
          (2)  Number of deposit accounts of more than $100,000         2722       70,974                           M.1.b2
2.  Estimated amount of uninsured deposits in domestic offices of the bank:
     a.  An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in
          Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item
          1.b.(1) above.

          Indicate in the appropriate box at right whether your bank has a method or            RCON     YES / NO
          Procedure for determining a better estimate of uninsured deposits than the            ----     --------
          Estimate described above                                                              6861        NO       M.2.a
     b.  If the box marked YES has been checked, report the estimate of uninsured deposits
          determined by using your bank's method or procedure                                   5597              0  M.2.b
3.  Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's
     Call Report or Thrift Financial Report?
     If so, report the legal title and FDIC Certificate Number of the                           RCON    FDIC Cert
                                                                                                ----    ---------
     Parent bank or parent savings association:                                                 A545       No.       M.3
                                                                                                           ---
                       Text                                                                                N/A
          A545



                                                                                                                             33
Schedule RC-R - Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more In Schedule RC item 12, for June 30, 1999, must complete items 2 through 9 and Memoranda items 1 and 2. BANKS WITH ASSETS
OF LESS THAN $1 BILLION MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE RCR IN
ITS ENTIRETY, DEPENDING ONTHEIR RESONSE TO ITEM 1 BELOW.
                                                                                                                          C480
1.   Test for determining the extent to which Schedule RC-R must be completed.
     To be completed only by banks with total assets of less than $1 billion.                           RCFD     YES / NO
     Indicate in the appropriate box at the right whether the bank has total                            ----     --------
     capital greater than or Equal to eight percent of adjusted total assets                            6056        NO       1.

     For the purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L
(see instructions).

     If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box Marked NO has been checked, the bank must complete the remainder of this schedule.

     A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than Eight percent or that the bank is not in compliance with the risk-based capital guidelines.

NOTE:  All Banks are required to complete
Items 2 and 3 below.
                                                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
2.  Portion of qualifying limited-life capital instruments (original weighted                   RCFD
     average maturity of at least five years) that is includible in Tier 2 capital:             ----
     a.  subordinated debt (1) and intermediate term preferred stock                            A515        900,000  2.a
     b.  Other limited-life capital instruments                                                 A516              0  2.b

3.  Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards):
     a.  (1)  Tier 1 capital                                                                    8274      7,150,797  3.a.1
         (2)  Tier 2 capital                                                                    8275      2,411,057  3.a.2
         (3)  Tier 3 capital                                                                    1395              0  3.a.3
     b.  Total risk-based capital                                                               3792      9,561,854  3.b
     c.  Excess allowance for loan and lease losses (amount that exceeds 1.25% of gross
          risk-weighted assets)                                                                 A222              0  3.c
     d.  (1)  Net risk-weighted assets (gross risk-weighted assets, including market risk equivalent assets, less excess allowance reported in item 3.c above and all
                 other deductions)                                                              A223     92,024,548  3.d.1
          (2)  Market risk equivalent assets (included in item 3.d.(1) above)                   1651              0  3.d.2
     e.  Maximum contractual dollar amount of recourse exposure in low level recourse transactions (to be completed only if the bank uses the "direct reduction method"
          to report these transactions in Schedule RC-R)                                        1727          1,585  3.e
     f.  "Average total assets" (quarterly average reported in Schedule RC-K,
          item 9, less all assets deducted from Tier 1 capital)(2)                              A224     93,099,381  3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered
NO to item 1 above and by banks with total assets of $1 billion or more.
                                                                                                       -(Column B)-
                                                                               --(Column A)--          Credit Equiv-
                                                                                   Assets              alent Amount
                                                                                  Recorded                  of
                                                                                   On the               Off-Balance
                                                                               Balance Sheet          Sheet Items (3)
Dollar Amounts in Thousands

4.  Assets and credit equivalent amount of off-balance sheet items      RCFD
     assigned to the Zero percent risk category:                        ----
     a.  Assets recorded on the balance sheet                           5163     1,783,179      RCFD                 4.a
                                                                                                ----
     b.  Credit equivalent amount of off-balance sheet items                                    3796              0  4.b

----------
  (1)  Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
  (2)  Do not deduct excess allowance for loan and lease losses.
  (3)  Do not report in column B the risk-weighted amount of assets reported in column A.


                                                                                                                  34
Schedule RC-R - Continued
                                                                                                              -(Column B)-
                                                                                     --(Column A)--           Credit Equiv-
                                                                                         Assets               alent Amount
                                                                                        Recorded                   of
                                                                                         On the                Off-Balance
                                                                                      Balance Sheet           Sheet Items (3)
                                                 Dollar Amounts in Thousands

5.  Assets and credit equivalent amounts of off-balance sheet items
     assigned to the 20 percent risk category:                                 RCFD
                                                                               ----
     a.  Assets recorded on the balance sheet                                  5165       16,620,162  RCFD                  5.a
                                                                                                      ----
     b.  Credit equivalent amount of off-balance sheet items                                          3801      1,666,091   5.b

6.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
     a.  Assets recorded on the balance sheet                                  3802       19,885,534                        6.a
     b.  Credit equivalent amount of off-balance sheet items                                          3803      1,644,206   6.b

7.  Assets and credit equivalent amounts of off-balance sheet items assigned to 100 percent risk category:
     a.  Assets recorded on the balance sheet                                  3804       58,126,198                        7.a
     b.  Credit equivalent amount of off-balance sheet items                                          3805     18,820,392  76.b

8.  On-balance sheet asset values excluded from and deducted in
     the calculation of the risk-based capital ratio(2)                        3806        1,426,469                        8.

9.  Total assets recorded on the balance sheet (sum of
     items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC,
     item 12 plus items 4.b and 4.c)                                           3807       97,841,542                        9.

                                                                                   Dollar Amounts in Thousands
                                                                                                      RCFD
1.  Current credit exposure across all off-balance sheet derivative contracts covered by the          ----
     risk-based capital standards                                                                     8764        463,778  M.1

                                                ----------------  With a remaining maturity of  ----------------
                                                --(Column A)--              -(Column B)-         --(Column C)--
                                                   One Year                     Over                  Over
                                                   Or less                    one year             Five years
2.  Notional principal amounts of off-balance                             thru five years
     sheet derivative contracts: (3)         RCFD                 RCFD                    RCFD
                                             ----                 ----                    ----
     a.  Interest rate contracts             3809   5,956,907     8766      13,912,220    8767                             M.2.a
     b.  Foreign exchange contracts          3812   1,584,188     8769         368,955    8770      6,797,969              M.2.b
     c.  Gold contracts                      8771           0     8772               0    8773              0              M.2.c
     d.  Other precious metals contracts     8774           0     8775               0    8776              0              M.2.d
     e.  Other commodity contracts           8777           0     8778          20,000    8779              0              M.2.e
     f.  Equity derivative contracts         A000      40,756     A001         299,456    A002              0              M.2.f

----------

(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital, item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.


                                   EXHIBIT 8
                                   ---------

     Not Applicable

                                   EXHIBIT 9
                                   ---------

     Not Applicable